Exhibit 10.1

EXECUTION COPY

DATED NOVEMBER 19, 2010

FLEETMATICS INVESTOR HOLDINGS, L.P.	(1)

and

MOVILTEC LIMITED	(2)

and

WEBSOFT LIMITED	(3)

and

FLEETMATICS GROUP LIMITED	(4)

and

THE PERSONS LISTED IN SCHEDULE 2	(5)

SUBSCRIPTION, SHARE PURCHASE AND SHAREHOLDERS AGREEMENT

relating to

FLEETMATICS GROUP LIMITED

i

TABLE OF DEFINED TERMS

Page or Schedule

2010 Shareholders Agreement	40
Action	2
Affiliate	2
Affiliated with	2
agreed form	3
Agreement	3, Schedule 6
Articles	3
Audited Financial Statements	Schedule 3
Auditors	3
Balance Sheet	Schedule 3
Balance Sheet Date	Schedule 3
Basket Amount	21
beneficial holder	2
Benefit Arrangement	3
Board	3
Business	3
Business Day	4
Business Employee	4
Capital Share, Capital Shares	4
Claim	23
Company	1, Schedule 6
Company Intellectual Property	4
Completion	4
Completion Date	4
Confidential Information	4
Contract	5
control	5
Copyrights	8
Credit Agreement	5
Credit Agreement Amendment	16
DE Shaw	5
Deed of Adherence	5
Directors	5
Disclosure Schedule	6
Dollar, $, US$6
Encumbrance	6
Environmental Laws	Schedule 3
Environmental Permits	Schedule 3
euro, €	6
Exchange Act	6
Expiration Date	20
Financial Statements	Schedule 3
Fleetmatics Entities	6

TABLE OF DEFINED TERMS

(Continued)

Page or Schedule

Fleetmatics Entity, Fleetmatics Entities	13
Fleetmatics Products	Schedule 3
Fleetmatics Registered IP	Schedule 3
Form S-3	6
Form S-3 Holders	29
Form S-3 Initiators	28
GAAP	6
Governmental Authority	7
group	7
Hazardous Substances	Schedule 3
Holder	7
Holder Violation	34
holding company	13
Holdings	1
Holdings Series C Investors	7
Immediate Family	7
Initial Offering	7
Initiating Holders	25
Intellectual Property	7
Interest Rate	8
Interim Financial Statements	Schedule 3
Inventory	8
IP Agreements	Schedule 3
Key Shareholders	1
knowledge	8
Law	8
Leased Real Property	8
Losses	20
Management Services Agreement	9
Marks	8
Material Adverse Effect	9
Material Contracts	Schedule 3
Moviltec	1
Open Source Software	Schedule 3
Option Exercise	10
Options	9
Ordinary Share, Ordinary Shares	10
Owned Real Property	10
Patents	8
Permits	10
Person	10
Personal Property	10

TABLE OF DEFINED TERMS

(Continued)

Page or Schedule

Preferred Shares	10
Primary Shares	1
Primary Shares Purchase Price	15
Proprietary Products	Schedule 3
Qualified Initial Offering	10
Receivables	11
Registrable Securities	11
Registration Expenses	11
Related Party	11
Relevant Claim	23
Restructuring	15
Revenue Commissioners	12
SageQuest	12
SEC	12
Secondary Shares	1, Schedule 3
Secondary Shares Purchase Price	16
Securities Act	12
Selling Expenses	12
Selling Shareholder, Selling Shareholders	1
Series A Preferred Share, Series A Preferred Shares	12
Series B Preferred Share, Series B Preferred Shares	12
Series C Preferred Share, Series C Preferred Shares	12
Share Option Plan	12
Shared Loss	21
Shared Warranties	19
Shareholder, Shareholders	12
Shares	1
Special Registration Statement	36
Specified Proportion	13
subsidiaries	13
subsidiary	13
Suspension Period	30
Tax Indemnity	14
Tax Return	14
Tax, Taxes	13
Taxable	13
Taxation	13
TCA	14
Trade Secrets	8
Transaction Documents	14
VAT	14
Violation	33

TABLE OF DEFINED TERMS

(Continued)

Page or Schedule

Warrantors	14
Warranty, Warranties	14
WS2	1

v

SCHEDULES

SCHEDULE 1	Restructuring Implementation and Documents

SCHEDULE 1-A	Articles of Association

SCHEDULE 2	Selling Shareholders; Other Shareholders; Primary Shares and Secondary Shares to be Purchased and Sold

SCHEDULE 3	Warranties

SCHEDULE 4	Particulars of the Company

Particulars of the Subsidiaries

SCHEDULE 5	Names and Addresses of the Current Directors

SCHEDULE 6	Deed of Adherence

SCHEDULE 7	Pre and Post-Completion Capitalization

SCHEDULE 8	Management Services Agreement

DISCLOSURE SCHEDULE

AGREED FORM DOCUMENTS

Articles of Association

Restructuring Documents

Maples Legal Opinion

Management Services Agreement

THIS AGREEMENT is made the 19th day of November, 2010

BETWEEN:

(1)	FLEETMATICS INVESTOR HOLDINGS, L.P., an exempted limited partnership formed under the laws of the Cayman Islands, whose office is at c/o Paget-Brown Trust Company Ltd., Boundary Hall, Cricket Square, P.O. Box 1111, Grand Cayman KY1¬1102, Cayman Islands (collectively, with any assignee permitted under clause 19, “Holdings”);

(2)	MOVILTEC LIMITED a private limited company incorporated in Ireland with number 392844 whose registered office is at The Acorns, 45 Castlepark Road, Dalkey, Co. Dublin, Ireland (“Moviltec”);

(3)	WEBSOFT LIMITED t/a WS2 a private limited company incorporated in Ireland with number 274017 whose registered office is at 178 Templeogue Road, Templeogue, Dublin 6W, Co. Dublin, Ireland (“WS2” and, together with Moviltec, the “Key Shareholders”);

(4)	FLEETMATICS GROUP LIMITED a private limited company incorporated in Ireland with number 392886 whose registered office is at Oyster Point, Temple Road, Blackrock, Co Dublin, Ireland (the “Company”);

(5)	The persons whose names and addresses are set out in Part 1 of Schedule 2 hereto (together, the “Selling Shareholders”, and each a “Selling Shareholder”); and

(6)	The persons whose names and addresses are set out in Schedule 2 hereto.

WHEREAS:

(A)	The Company is a private limited company incorporated in Ireland under the Companies Acts, 1963 to 2006 more detailed particulars of which are set out in Schedule 4.

(B)	The Company, following the Restructuring, desires to issue to Holdings, and Holdings desires to subscribe for, the Series C Preferred Shares in the amount specified in clause 2.2 (the “Primary Shares”) on the terms and subject to the conditions contained herein.

(C)	Each Selling Shareholder, following the Option Exercise and the Restructuring, will own the number of the issued and outstanding shares of Series C Preferred Shares set forth opposite such Selling Shareholders’ name set out in Part 1 of Schedule 2 under the final column of each respective table therein (the “Secondary Shares” and, together with the Primary Shares, the “Shares”).

(D)	The Selling Shareholders wish to sell to Holdings, and Holdings wishes to purchase from the Selling Shareholders, the Secondary Shares in the amounts specified in Part 1 of Schedule 2 on the terms and subject to the conditions contained herein.

(E)	Holdings shall, immediately following Completion, hold 19,575,735 Series C Preferred Shares and has agreed to enter into this Agreement with the other Shareholders for the purpose of:

(i)	regulating the future conduct of the business of the Company; and

(ii)	regulating the relationship between the holders of the entire issued share capital of the Company.

(F)	The Company has agreed with each of the Shareholders that it will comply with the terms and conditions of this Agreement insofar as they relate to the Company.

(G)	The Company has six (6) subsidiaries at the date hereof, further particulars of which are set out in Schedule 4.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement and in the recitals and Schedules hereto, save where the context otherwise requires, the following words and expressions shall have the following meanings:

“Action”	means any claim, action, suit, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Affiliate”	means, when used with reference to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person and, when used with reference to (i) Holdings, means all of the partners or members of Holdings and all of their partners or members, (ii) any Person who, or which holds Capital Shares as nominee, or on trust, for another Person (a “beneficial holder”), such beneficial holder, and (iii) any natural person, shall also include such person’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons.

“Affiliated with”	shall have a correlative meaning to the term “Affiliate.”

“agreed form”	means, in relation to any document, such document in the form agreed between the Key Shareholders and Holdings and, for the purposes of identification, signed by the Key Shareholders and Holdings or signed on their behalf by their respective solicitors.

“Agreement”	means this Subscription, Share Purchase and Shareholders Agreement relating to Fleetmatics Group Limited, dated as of the date hereof, among Fleetmatics Investor Holdings, L.P., Moviltec Limited, Websoft Limited, Fleetmatics Group Limited, and the Persons listed in Schedule 2.

“Articles”	means the articles of association of the Company to be adopted by the Company attached as Schedule 1-A (and any reference to an article shall be a reference to that article of the said articles of association).

“Auditors”	means the auditors of the Company from time to time.

“Benefit Arrangement”	means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, pension schemes or arrangements, compensation or benefits that (i) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by any of the Fleetmatics Entities or under which any of the Fleetmatics Entities may incur any liability; and (ii) covers or has covered any employee or former employee of any of the Fleetmatics Entities (with respect to their relationship with such entities).

“Board”	means the board of directors of the Company as constituted from time to time.

“Business”	means the automotive-based telematics business of the Fleetmatics Entities.

“Business Day”	means any day, other than a Saturday, Sunday or public holiday, on which clearing banks in Ireland are normally open for business.

“Business Employee”	means any current employee of any of the Fleetmatics Entities.

“Capital Shares”	means the issued shares in the capital of the Company of whatever class and “Capital Share” means any one of them, in each case to include the Preferred Shares on an as-converted basis.

“Company Intellectual Property”	means all Intellectual Property owned (in whole or in part, solely or jointly) by or exclusively licensed (in whole or part) to any Fleetmatics Entity.

“Completion”	means the performance by the parties hereto of the obligations assumed by them respectively under clause 3.

“Completion Date”	means November 23, 2010 (or such other date as may be agreed between Holdings and the Key Shareholders).

“Confidential Information”	means all information not at present in the public domain used in or otherwise relating to the organisation, business, accounts, finances, customers, suppliers, prices, contractual arrangements or other dealings, transactions or affairs of any Fleetmatics Entity including, without limitation:

(i) all information of a confidential or secret nature which any Fleetmatics Entity holds under an obligation of confidentiality to a third party;

(ii) all information relating to the production or marketing of any products or the provision of services including, without limitation, customer names and lists and any other details of customers, end-users, sales targets, sales statistics, market share statistics, prices, market research reports and surveys and advertising or other promotional materials;

(iii) all information relating to the design, selection, procurement, construction, installation or use of any plant, machinery or other equipment; tooling; design; the repair, service or rectification of products or plant; the supply, storage, assembly, packaging or disposing of materials; components or partly manufactured or finished products; or quality control, testing or certification, which is not intended by the persons in possession of such information for use by the authorised persons; and

(iv) all information relating to future projects, business development or planning, commercial relationships and negotiations.

“Contract”	means any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.

“control”	including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Credit Agreement”	means the Credit Agreement entered into as of July 30, 2010 among Fleetmatics USA Group Holdings, Inc., a Delaware corporation, the Company, the other guarantors from time to time party thereto, D.E. Shaw, a Delaware limited liability company, as a lender and in its capacity as administrative agent and as collateral agent in the manner and to the extent described in Article XI thereof and the other lenders from time to time party thereto.

“D.E. Shaw”	means D.E. Shaw Direct Capital Portfolios, L.L.C.

“Deed of Adherence”	means a deed of adherence in the form, or substantially in the form, set out in Schedule 6 or in such other form as the Holders of seventy five percent (75%) or more of the Capital Shares may agree.

“Directors”	means those persons who are the directors of the Company as appointed or removed from time to time in accordance with this Agreement and the Articles; the names and addresses of the current Directors as of the date of this Agreement, and the anticipated Directors as of the Completion Date, are set out in Schedule 5.

“Disclosure Schedule”	means the disclosure schedule attached hereto, dated the same date as this Agreement from the Warrantors to Holdings and disclosing matters that are exceptions to the Warranties.

“Dollar”, “$” or “US$”	means the United States Dollar.

“Encumbrance”	means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“euro” or “€”	means the lawful currency of Ireland.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Fleetmatics Entities”	means the Company and each subsidiary of the Company.

“Form S-3”	means such form under the Securities Act as is in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP”	means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, that (i) in reference to any subsidiary of the Company with regard to books and records, if any, GAAP means generally accepted accounting principles in the country of residence of such subsidiary and (ii) that with respect to the consolidated financial statements for the Company and its subsidiaries for the fiscal years ending December 31, 2007, December 31, 2008, and December 31, 2009, GAAP means generally accepted accounting principles in Ireland, in each case, as may be approved by a significant segment of the accounting profession in such country, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority”	means any national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“group”	when used in relation to a company means, unless otherwise defined by applicable Law (including Law governing Tax), that company and any holding company of that company and any subsidiary of that company or any such holding company.

“Holder”	means any person owning of record Registrable Securities immediately following Completion or any transferee of record of such Registrable Securities.

“Holdings Series C Investors”	means each of Fleetmatics Investments Limited, Institutional Venture Partners XII, L.P., Institutional Venture Partners XIII, L.P. and NWV-FleetMatics LLC, as equity investors of Holdings in connection with this Agreement.

“Immediate Family”	means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Initial Offering”	means the Company’s first registered firm commitment underwritten public offering of its Ordinary Shares.

“Intellectual Property”	means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) know-how, inventions, methods, processes, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”); and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

“Interest Rate”	means EURIBOR plus 3% per annum.

“Inventory”	means all inventory, including raw and packing materials, work-in-progress, finished goods, supplies, parts and similar items related to, used or held for use in connection with the Business.

“knowledge”	with respect to a party, means where such party is a body corporate other than the Company, the knowledge of any director of such party and where such party is an individual, the knowledge of such party.

“Law”	means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property”	means all real property leased, subleased or licensed to any of the Fleetmatics Entities or which any of the Fleetmatics Entities otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Management Services Agreement”	means the Management Services Agreement to be entered into by and among the Company, Privia Enterprises Limited, a company incorporated in Ireland, and the other parties thereto, in substantially the form attached as Schedule 8.

“Material Adverse Effect”	means any event, change, circumstance, effect or state of facts that is or would reasonably be expected to be materially adverse to (i) the business, operations, assets, financial condition, results of operations of the Fleetmatics Entities taken as a whole or the Business or (ii) the ability of any of the Fleetmatics Entities to perform its obligations under this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay; provided, that, “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following, either alone or in combination: (1) the markets in which the Fleetmatics Entities operate generally that do not disproportionately affect the Company or any other Fleetmatics Entity as determined by a reasonable person, (2) general economic or political conditions (including those affecting the securities markets) that do not disproportionately affect the Fleetmatics Entities as determined by a reasonable person, (3) the public announcement of this Agreement or of the consummation of the transactions contemplated hereby, (4) acts of God, acts of war

(whether or not declared), sabotage or terrorism, military actions or the escalation thereof occurring after the date of the Agreement or (5) any changes in applicable laws, regulations or accounting rules.

“Merger Agreement”	means that certain Agreement and Plan of Merger dated as of June 30, 2010 (as the same may be amended, supplemented or otherwise modified from time to time), among the Company, Archon Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company, SageQuest, and Tom Parkinson.

“Options”	means the options to purchase Ordinary Shares, issued in accordance with the Share Option Plan.

“Option Exercise”	means the exercise of Options by the Selling Shareholders in the amounts described in Part 1 of Schedule 2.

“Ordinary Shares”	means the ordinary shares of €0.01 each in the capital of the Company and each an “Ordinary Share”.

“Owned Real Property”	means all real property owned by any of the Fleetmatics Entities, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Permits”	means all permits, licenses, franchises, approvals, certificates, planning permissions, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations issued to, or required to be obtained or maintained by, any of the Fleetmatics Entities by a Governmental Authority with respect to the conduct or operation of the Business as currently conducted or proposed to be conducted or the ownership or use of the assets of the Fleetmatics Entities, and all pending applications therefor and amendments, modifications and renewals thereof.

“Person”	means any individual, bodies corporate, corporations, partnership, limited liability company,

trust, unincorporated organization, association, unincorporated association, firm, joint venture, trust and investment fund (in each case whether or not having a separate legal personality), joint-stock company, governmental entity or other entity.

“Personal Property”	means all machinery, equipment, furniture, furnishings, rolling stock, tools, office supplies, vehicles, computer hardware and other tangible personal property owned or leased by any of the Fleetmatics Entities.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Qualified Initial Offering”	means a registered firm commitment underwritten public offering by the Company of its Ordinary Shares resulting in aggregate gross cash proceeds greater than US$50,000,000 and the public offering price per Ordinary Share is not less than US$9.27 (as adjusted pursuant to any share consolidation or subdivision).

“Receivables”	means all receivables (including accounts receivable, loans receivable and advances) of any of the Fleetmatics Entities, including all receivables arising in respect of: (i) all accounts receivable and other amounts due and owing from the customers of the Business recorded or reflected on the Balance Sheet; (ii) all accounts receivable and other amounts due and owing from customers acquired by any of the Fleetmatics Entities since the date of the Balance Sheet which, had they been held by the Fleetmatics Entities on such date, would have been recorded or reflected on the Balance Sheet (including assets such as Contracts to which no value would have been attributed); and (iii) all accounts receivable and other amounts due and owing from customers that would be recorded or reflected on a balance sheet prepared in accordance with GAAP applied on a consistent basis, together with any unpaid financing charges accrued on any of the foregoing.

“Registrable Securities”	means (a) any ordinary shares in the capital of the Company issuable or issued upon conversion of the Preferred Shares or into which such Preferred

Shares convert, and (b) any ordinary shares in the capital of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

“Registration Expenses”	mean all expenses incurred by the Company in complying with clauses 10.1, 10.2 and 10.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Related Party”	with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five (5) years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person.

“Revenue Commissioners”	means The Office of the Revenue Commissioners of Ireland.

“SageQuest”	means FleetMatics USA Holdings, Inc., a Delaware corporation, and its predecessor SageQuest, Inc., a Delaware corporation.

“SEC”	means the Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“Series A Preferred Shares”	means the series A preferred redeemable shares of €0.01375178 each in the capital of the Company and each a “Series A Preferred Share.”

“Series B Preferred Shares”	means the series B preferred redeemable shares of €0.01375178 each in the capital of the Company and each a “Series B Preferred Share.”

“Series C Preferred Shares”	means the series C preferred redeemable shares of €0.01 each in the capital of the Company and each a “Series C Preferred Share.”

“Selling Expenses”	means all underwriting discounts and selling commissions applicable to the sale and stamp duty or other transfer taxes payable by the Holders and relating to Registrable Securities.

“Shareholders”	all those persons from time to time holding a Capital Share or Capital Shares and the expression “Shareholder” shall be construed accordingly.

“Share Option Plan”	means the rules of the 2004 share option plan adopted by a resolution of the Board in 2004, as amended effective as of Completion.

“Specified Proportion”	in relation to a Shareholder, means a fraction calculated by dividing the total number of all the Capital Shares held by that Shareholder at the time in question by the total number of all the Capital Shares at that time (including the Capital Shares held by the said Shareholder).

“subsidiaries”	the companies details of which are set out in Schedule 4 and any other subsidiary from time to time of the Company, (together with the Company, the “Fleetmatics Entities” and each a “Fleetmatics Entity”).

“subsidiary” and “holding company”	shall have the meanings respectively assigned thereto by section 155 of the Companies Act, 1963 (as amended).

“Tax”	(including with correlative meaning, the terms “Taxes”, “Taxable” and “Taxation”) means (i) all taxes, duties, or similar governmental charges, levies, imposts, withholdings or charges (including, without limitation, net income tax, gross income tax, fringe benefit tax, gift tax, inheritance tax, capital gain tax, corporation tax, gross receipts tax, business tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, tax on profits, license tax, lease tax, service tax, service use tax, value added tax, withholding tax, payroll tax, employment tax, income tax, excise duty, severance tax, stamp duty, occupation tax, property tax, tax on windfall profits, customs, duties or other taxes, duties, charges, levies, imposts withholdings or charges of any kind whatsoever in the nature of a tax) whenever and by whatever authority imposed, together with in any such case any interest, fines, surcharges, penalties, and any additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and regardless of whether such taxes are directly or primarily chargeable against some other person, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

“Tax Indemnity”	means the indemnity given by the Selling Shareholders to Holdings pursuant to clause 7.

“Tax Return”	means without limitation any national, federal, state, provincial, district, municipal, county, local and foreign return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

“TCA”	means the Taxes Consolidation Act 1997, as amended.

“Transaction Documents”	means this Agreement and the Articles.

“VAT”	means Value Added Tax.

“Warranties”	means the statements set forth in Schedule 3 of this Agreement and “Warranty” means any one of them.

“Warrantors”	means the Selling Shareholders and the Company.

1.2	Further Definitions

In this Agreement and in the recitals and Schedules to this Agreement:

1.2.1	any reference to any provision of any legislation shall be construed as including any modification, re-enactment or extension thereof effected at any time and any amendments made thereto at any time also any corresponding provision in repealed enactments and shall also include any instruments, rules, orders or regulations or other subordinate legislation made at any time thereunder or in relation thereto;

1.2.2	any reference to accounts prepared on a basis consistent with preceding accounting periods shall be construed subject to generally accepted accounting practices and any applicable Statements of Standard Accounting Practice;

1.2.3	words importing any gender shall include every gender and words importing the singular shall include the plural and vice versa;

1.2.4	references to a person includes a reference to that person’s legal personal representatives and successors;

1.2.5	the headings contained in this Agreement and the Schedules hereto are inserted for convenience of reference only and shall not in any way form part of, or affect, or be taken into account in the construction or interpretation of any provision of this Agreement or the Schedules;

1.2.6	unless the context clearly otherwise requires, reference to any clause, sub-clause, paragraph, recital or Schedule is to a clause, sub-clause, paragraph, recital or Schedule (as the case may be) of or to this Agreement;

1.2.7	words such as “this Agreement”, “hereunder”, “hereto”, “hereof”, “hereby” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause or sub-clause thereof;

1.2.8	words and expressions which are defined in the Companies Acts, 1963 to 2009 shall, save where the context clearly otherwise requires, have the same meanings as are ascribed to them in the said Companies Acts;

1.2.9	for the purposes of this Agreement and the Disclosure Schedule, where any Warranty is so qualified by the expression “so far as the Company is aware” or “to the Company’s knowledge,” a matter shall be treated as being in the awareness or knowledge of the Company only if it is in the knowledge of John Goggin, Tony Arnold, Peter Mitchell, Eric Murphy, James Travers, Bill Beamish, Ken Keating and David Lowman;

1.2.10	reference to writing or similar expressions includes, where the context so admits, transmission by facsimile;

1.2.11	any reference to any statutory provision or legislation shall be construed as a reference to the laws of Ireland unless the context otherwise indicates; and

1.2.12	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

1.3	Schedules

The Schedules to this Agreement shall form an integral part of this Agreement, and references to this Agreement include references to them.

2.	AGREEMENT TO SELL AND PURCHASE

2.1	As soon as practicable after the execution of this Agreement but subject to the effectiveness of the Credit Agreement Amendment, the Company agrees to, and the Shareholders agree to cause the Company to, complete the Option Exercise and those actions and deliver and execute all documentation as set forth in Schedule 1 (the “Restructuring”).

2.2	Upon the terms and subject to the conditions of this Agreement, at Completion, the Company agrees to sell, issue and allot to Holdings free and clear of all Encumbrances, and Holdings, in reliance on the warranties and covenants of the Company contained herein, shall purchase and subscribe for 4,285,714 Primary Shares for consideration of US $3.50 for each Primary Share and an aggregate purchase price of US$14,999,999.00 (the “Primary Shares Purchase Price”).

2.3	Upon the terms and subject to the conditions of this Agreement, at Completion, each Selling Shareholder shall sell, assign, transfer, convey and deliver the issued and outstanding Secondary Shares set forth opposite such Selling Shareholder’s name on Schedule 2 hereto to Holdings, free and clear of all Encumbrances, and Holdings, in reliance on the warranties and covenants of the Warrantors contained herein, shall purchase the Secondary Shares from the Shareholders, for consideration of US$3.50 for each Secondary Share and an aggregate purchase price of US$53,515,073.50 (the “Secondary Shares Purchase Price”).

3.	INVESTMENT/COMPLETION

3.1	Completion shall take place on the Completion Date at the offices of Maples and Calder Solicitors in Dublin or at such other place as may be agreed between Holdings and the Key Shareholders, subject to the satisfaction or waiver of the following conditions:

3.1.1	the agreed form documentation relating to the Option Exercise is duly executed by the parties thereto, and the Option Exercise is completed;

3.1.2	the agreed form documentation relating to the Restructuring is duly executed by the parties thereto, and the Restructuring is completed;

3.1.3	the Articles are adopted;

3.1.4	the Warranties of the Warrantors contained in this Agreement and given as at the date of this Agreement shall have been true and correct in all respects when given (except to the extent that any breaches thereof, whether individually or in the aggregate, would not have a Material Adverse Effect);

3.1.5	there has been no breach of the covenants set out in clause 3.4 (except to the extent that any breaches thereof, whether individually or in the aggregate, would not have a Material Adverse Effect);

3.1.6	each of (i) the Option Agreement, dated July 30, 2010, by and between the Company and Kenneth Keating, and (ii) the Option Agreement, dated July 30, 2010, by and between the Company and Bill Beamish, shall have been terminated, without the exercise of the Option (as respectively defined in each such Option Agreement);

3.1.7	an amendment to the Credit Agreement in form satisfactory to the Company (the “Credit Agreement Amendment”) shall have become effective, modifying the Credit Agreement to permit the actions contemplated under this Agreement and any other ancillary documents or other agreements entered into or required in connection herewith; and

3.1.8	at Completion, Holdings shall have received the documents and certificates set forth in clause 3.3 of this Agreement.

3.2	At Completion, Holdings shall deliver to the Company an amount equal to the Primary Shares Purchase Price, in immediately available funds; and deliver to each Selling Shareholder an amount equal to such Selling Shareholder’s pro-rata share of the Secondary Shares Purchase Price; provided, however, that each Selling Shareholder participating in the Option Exercise hereby authorizes the Company and Holdings to deduct from such Selling Shareholder’s pro-rata share of the Secondary Shares Purchase Price an amount equal to any withholding tax obligation (or similar tax obligation) arising with respect to the Option Exercise by such Selling Shareholder.

3.3	At Completion, the Company shall:

3.3.1	execute and deliver to Holdings a share certificate representing the Primary Shares, duly endorsed in the name of Holdings, and accompanied by the necessary entries in the Company’s register of members;

3.3.2	execute and deliver to Holdings a certificate of a duly authorized officer of the Company to the effect that the Warranties of the Warrantors contained in this Agreement were true and correct as of the date of this Agreement (except to the extent that any breaches thereof, whether individually or in the aggregate, would not have a Material Adverse Effect) save as disclosed in the Disclosure Schedule;

3.3.3	execute and deliver to Holdings duly approved amendments to the Articles and other governing documents of the Company, amended to provide for the provisions herein;

3.3.4	execute and deliver to the Selling Shareholders an executed copy of the Management Services Agreement; and

3.3.5	deliver to Holdings an executed legal opinion from the Company’s counsel, in the agreed form, addressed to Holdings and dated as of the Completion Date, to the effect that (i) the Restructuring has been duly authorized by the Company, (ii) the Restructuring, upon Completion, has been completed, and (iii) the Series C Preferred Shares have been duly authorized by the Company, and when issued, will be fully paid.

3.4	At Completion, the Selling Shareholders shall:

3.4.1	deliver to Holdings the share certificates representing the Secondary Shares, duly endorsed in the name of Holdings;

3.4.2	execute and deliver to Holdings a certificate of a duly authorized officer of each of the Key Shareholders to the effect that the Warranties of the Warrantors contained in this Agreement were true and correct as of the date of this Agreement (except to the extent that any breaches thereof, whether individually or in the aggregate, would not have a Material Adverse Effect) save as disclosed in the Disclosure Schedule;

3.4.3	deliver resignation letters whereby, effective as of Completion, Bill McCabe and Ken Keating resign as directors of the Company and all directors resign as directors of the Company’s subsidiaries, except for such directors that Holdings specifies in writing to the Selling Shareholders prior to Completion;

3.4.4	cause the parties to the Management Services Agreement (other than the Company) to execute and deliver to the Selling Shareholders an executed copy of the Management Services Agreement; and

3.4.5	execute and deliver to Holdings a power of attorney (in the agreed form) in favour of Holdings or its nominee(s) generally in respect of the Secondary Shares and in particular to enable Holdings or its nominee(s) to attend and vote at general meetings of the Company.

3.5	From the date hereof until the earlier of the Completion Date or the date of termination of this Agreement, the Fleetmatics Entities:

3.5.1	will carry on their business in the ordinary and usual course; and

3.5.2	shall not, without the prior written consent of Holdings (such consent not to be unreasonably withheld or delayed), other than pursuant to this Agreement:

1	take any Board action (including, without limitation, any action listed in clauses 8.1.1 to 8.1.22 (inclusive); or

2	take any action listed in clauses 7.3.1 to 7.3.29 (inclusive).

4.	COVENANTS

4.1	Each of the Shareholders hereby covenants with and undertakes to the other Shareholders that it shall take all necessary actions and exercise or procure the exercise of all voting rights as it may from time to time have or control in the Company so as to procure (insofar as lies within its power of procurement individually or collectively with others) that the Company shall comply in full with the terms of each of the Transaction Documents.

4.2	Each Shareholder confirms, as of the date hereof, save as provided in clause 4.3, that it has no direct or indirect interest in any business competing directly with the Business and each Shareholder agrees, that prior to acquiring any such interest, at any time while such Shareholder is still a party to this Agreement, each Shareholder shall notify the Company in writing of terms and conditions of such acquisition and to apprise the Company of the steps it will take to ensure the legitimate protection of the Business.

4.3	It is acknowledged by each of the parties hereto that Ken Keating, Jim Keating, John Goggin, Dermot Walsh, Andrew Nesbitt and Michael O’Leary hold (i) shares in Monitcom Limited, (ii) shares in MinorPlanet Systems plc, and (iii) save for Jim Keating and John Goggin, shares in FleetTrak 24/7 LLC. Chris Lee and Dan Foley also hold shares in FleetTrak 24/7 LLC.

5.	WARRANTIES

5.1	The rights and remedies of Holdings in respect of a breach of any of the Warranties shall not be affected by the sale and purchase of the Primary Shares or the Secondary Shares.

5.2	In consideration of Holdings acquiring the Secondary Shares, the Selling Shareholders hereby severally warrant that the Warranties set forth in clause 1 of Schedule 3 are true and complete.

5.3	In consideration of Holdings subscribing for the Primary Shares and acquiring the Secondary Shares, the Warrantors hereby severally (and, as between the Selling Shareholders only, jointly and severally, subject to clause 5.12(iii)) warrant that the Warranties set forth in clause 2 of Schedule 3 (the “Shared Warranties”), are true and complete, save as disclosed in the Disclosure Schedules with reasonably sufficient explanation and detail to enable Holdings to reasonably assess the impact on the Fleetmatics Entities of the matters disclosed.

5.4	The Warrantors acknowledge that Holdings is entering into this Agreement in reliance upon each of the Warranties.

5.5	Each Warranty is a separate and independent warranty, and, save as otherwise expressly provided (including, without limitation, as provided in clause 5.4), no Warranty shall be limited by reference to any other Warranty or by the other terms of this Agreement.

5.6	The rights and remedies of Holdings in respect of any breach of any of the Warranties shall not be affected by Completion, any investigation made by or on behalf of Holdings into the affairs of the Company, Holdings’ ownership of Series A Preferred Shares and Series B Preferred Shares, Affiliates of Holdings serving on the Board or any other event or matter whatsoever which otherwise might have affected such rights and remedies except a specific and duly authorised written waiver or release.

5.7	No information relating to the Fleetmatics Entities of which Holdings or any of its Affiliates has knowledge (actual or constructive) other than by reason of it being disclosed in the Disclosure Schedule shall prejudice any claim which Holdings shall be entitled to bring or shall operate to reduce any amount recoverable by Holdings under this Agreement, except to the extent disclosed in the Disclosure Schedule.

5.8	Without prejudice to clause 5.7, Holdings represents and confirms to the Warrantors that as of the date of this Agreement, Holdings is not aware of any fact, matter or circumstance which constitutes or is reasonably likely to constitute a breach of the Warranties or which gives rise to or is reasonably likely to give rise to a claim under the Tax Indemnity.

5.9	Without prejudice to clause 5.12, Holdings shall have the right to claim in respect of any breach of the Shared Warranties either against the Company or against any of the other Warrantors and/or partly against the Company and partly against any of the other Warrantors and, in the case of a claim against the Company, no counterclaim or right of contribution or indemnity shall lie against the other Warrantors and, in the case of a claim against any or all of the other Warrantors, no counterclaim or right of contribution or indemnity shall lie by any of them against the Company.

5.10	In the event of any breach of any of the Warranties, the Warrantors shall pay to Holdings, subject to any limitations contained in this clause 5, an amount equal to any decrease or diminution in the value of the Series C Preferred Shares and all reasonable fees, costs and expenses, directly or indirectly suffered or incurred by Holdings arising out of the breach of Warranty (including, but not limited to, all reasonable attorneys’ fees, costs and other out of pocket expenses incurred in investigating, preparing, or defending any of the foregoing breaches) (collectively, the “Losses”); provided that nothing herein shall make the Company liable for punitive, consequential, special or indirect damages. For purposes of this clause 5, in determining whether a breach of any Warranty has occurred or the amount of any of the Losses, any materiality qualification in such Warranty shall be ignored and given no effect.

5.11	Save for claims against a Warrantor in respect of any breach of the Warranties arising (or any delay in the discovery of which arises) as a result of fraud or wilful concealment on the part of any Warrantor, no Warrantor shall be liable in respect of any claim for breach of any of the Warranties:

5.11.1	to the extent that such breach occurs by reason of any matter which would not have arisen but for the coming into force with retrospective effect of any legislation or change in law not in force at the Completion Date or by reason of any change to any Tax Government Authority published practice occurring after Completion;

5.11.2	to the extent that specific allowance, provision or reserve has been made in the Financial Statements in respect of the matter to which such liability relates;

5.11.3	to the extent that the alleged breach which is the subject of the claim is capable of remedy and is remedied to the reasonable satisfaction of Holdings by the Warrantors within ninety (90) days of the date on which the notice referred to in clause 5.11.5 is received by the Key Shareholders;

5.11.4	as regards any claim to the extent that such claim or liability arises, or that the amount thereof is increased, as a result of any change after the date hereof in the accounting reference date or in any of the accounting policies, bases, or practices of any of the Fleetmatics Entities; and

5.11.5	unless it shall have been given written notice of the claim (giving, so far as practical, details of the matter in respect of which such claim is made and a reasonable estimate of the amount claimed) on or before:

1	the second anniversary of the date hereof (the “Expiration Date”) in the case of Warranties other than the Warranties in respect of Tax at clause 2.17 of Schedule 3; or

2	the fifth (5th) anniversary of the end of the accounting period of the Company in which Completion falls in the case of the Warranties in respect of Tax at clause 2.17 of Schedule 3 of this Agreement; and

unless proceedings in respect thereof are commenced by being both issued and served on the Warrantors within six (6) months of:

3	the Expiration Date in the case of Warranties other than the Warranties in respect of Tax at clause 2.17 of Schedule 3;

4	the fifth anniversary of the end of the accounting period of the Company in which Completion falls in the case of the Warranties in respect of Tax at clause 2.17 of Schedule 3 of this Agreement.

5.11.6	(i) as regards a single claim, unless (and only then to the extent that) the Losses thereunto exceed $100,000; or (ii) unless the aggregate amount of all Losses

(disregarding claims excluded by clause 5.11.6(i)) exceeds $500,000 (the “Basket Amount”) in the aggregate, in which event Holdings shall be entitled to recover the full amount (including the entire Basket Amount) of any and all such Losses.

5.12	Notwithstanding any other provisions of this clause 5, (i) the liability of the Company in respect of a claim by Holdings for breach of any of the Shared Warranties shall not exceed 21.93% of any Losses suffered or incurred by Holdings in respect of such breach, and any payment pursuant to clauses 5.14, 5.15, 5.16, and 5.18, (ii) the aggregate liability of all the Selling Shareholders, in respect of a claim by Holdings for breach of any of the Shared Warranties shall not exceed 58% of any Losses suffered or incurred by Holdings in respect of such breach and any payment pursuant to clauses 5.14, 5.15, 5.16, and 5.18, and (iii) with respect to Losses suffered or incurred by Holdings solely in respect of a breach of a Shared Warranty (a “Shared Loss”), each Selling Shareholder shall be liable for its pro rata portion of 58% of such Shared Loss; provided, however, that such liability shall be (A) joint and several as between the Selling Shareholders until the Selling Shareholders shall have paid Holdings an amount equal to $2,500,000 with respect to such Shared Losses, and (B) solely several thereafter (for purposes of clarity, such several liability shall be an obligation owed by the Selling Shareholders that are beneficial holders of the Secondary Shares).

5.13	The aggregate amount of the liability of (i) the Company for all claims under the Warranties and any payment pursuant to clauses 5.14, 5.15, 5.16, and 5.18, shall not exceed the Primary Shares Purchase Price, and (ii) a Selling Shareholder for all claims under the Warranties, the Tax Indemnity and any payment pursuant to clauses 5.14, 5.15, 5.16, and 5.18 shall not exceed the amount of the Secondary Shares Purchase Price proceeds which such Selling Shareholder received.

5.14	All sums payable by the Warrantors to Holdings pursuant to this clause 5 or clause 7 shall be paid free and clear of deductions and/or withholdings save only as may be required by law.

5.15	If any deductions and/or withholdings are required by law to be made from any sums payable from the Warrantors to Holdings pursuant to this clause 5 or clause 7, the Warrantors shall pay to Holdings such sums as will, after the deductions and/or withholdings are made, leave Holdings with the same amount as it would have been entitled to receive if no such deductions and/or withholdings had been required to be made.

5.16	If any sum payable by the Warrantors to Holdings pursuant to this clause 5 or clause 7 shall be subject to a liability to Tax in the hands of Holdings, the Warrantors shall be under the same obligation to make an increased payment in relation to that liability to Tax as if the liability were a deduction or withholding required by law.

5.17	The Warrantors shall pay to Holdings any amount required to be paid pursuant to clause 5 or clause 7 as cleared funds or, at the option of Holdings, discharge directly the underlying liability, within ninety (90) days of receipt of notice of the subject matter or, if later, on the day before the due date for settlement or discharge of the liability the subject matter of the claim.

5.18	Without prejudice to any other right or remedy of Holdings under this Agreement or otherwise, all sums payable by the Warrantors under this Agreement (including, for the avoidance of doubt, sums payable pursuant to clause 7) shall bear interest at the Interest Rate from the date of claim until the date of payment (before as well as after any judgment).

5.19	Any indemnity payment by the Company to Holdings constitutes a reduction in the Primary Shares Purchase Price for the acquisition and disposal of the Primary Shares of the Company. Any indemnity payment by the Selling Shareholders to Holdings constitutes a reduction in the Secondary Shares Purchase Price for the acquisition and disposal of the Secondary Shares of the Company.

5.20	Nothing in this Agreement shall restrict or limit Holdings’ general obligation at common law to mitigate any loss or damage incurred by it in respect of any matter giving rise to a claim under the Warranties.

5.21	Holdings shall not be entitled to recover damages or otherwise claim reimbursement or restitution more than once in respect of any breach of the Warranties.

5.22	Notwithstanding any other provision of this Agreement, no limitation of any kind whatsoever shall apply in respect of any claim made hereunder against any Warrantor.

5.22.1	if such claim arises from any fraudulent act or fraudulent omission or fraudulent misrepresentation of such Warrantor, or if such claim arises from wilful misstatement or wilful concealment by such Warrantor; or

5.22.2	to the extent that the claim relates to title to the Capital Shares.

5.23	Each of the Selling Shareholders acknowledge and agree that the Holdings Series C Investors are intended third party beneficiaries of this clause 5 and accordingly each such Holdings Series C Investor shall have the right, power and authority to enforce the provisions hereof as against each such Selling Shareholder as though it were a beneficiary of the Warranties made hereunder to Holdings.

6.	THIRD PARTY CLAIMS

6.1	Holdings shall notify the Key Shareholders in writing as soon as reasonably practicable if it becomes aware of any claim or potential claim from a third party (for the purposes of this clause 6, a “Relevant Claim”) which is likely to result in Holdings bringing a claim pursuant to clause 5 or clause 7 (a “Claim”), and the Selling Shareholders shall notify Holdings in writing as soon as reasonably practicable if it becomes aware of any claim or potential claim from a third party which is reasonably likely to result in Holdings bringing a Claim.

6.2	The Company shall give the Key Shareholders and their professional advisers reasonable access to the premises and personnel of the Fleetmatics Entities and to any relevant assets, accounts, documents and records within the control of the Fleetmatics Entities to enable the Key Shareholders and their professional advisers to examine such assets, accounts, documents and records and take photographs or photocopies thereof at its own expense in order to appraise themselves of all facts, matters and information relevant to any Relevant Claim.

6.3	Holdings shall not make and shall not procure that the Company makes any admission of liability, agreement or compromise with any person, body or authority in relation to the subject matter of a Relevant Claim without the prior agreement in writing of the Company (such agreement not to be unreasonably withheld or delayed).

6.4	The Key Shareholders shall within ten (10) Business Days of having received the notice referred to in clause 6.1, inform Holdings in writing whether or not the Key Shareholders wish to conduct the defence of the Relevant Claim. If the Key Shareholders fail to give notice, they (on behalf of all the Selling Shareholders) shall be deemed to have declined to conduct the defence of such Relevant Claim.

6.5	If the Key Shareholders elect to conduct the defence of a Relevant Claim in accordance with clause 6.4:

6.5.1	Holdings shall take such lawful action as the Key Shareholders may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Relevant Claim, subject to Holdings being indemnified by the Warrantors to the reasonable satisfaction of Holdings against any and all losses, liabilities, reasonable costs, claims, damages and expenses (including additional tax) which may be incurred by Holdings in respect thereof;

6.5.2	the Selling Shareholders hereby undertake that they shall meet any claim arising in connection with such Relevant Claim; and

6.5.3	the Key Shareholders shall from time to time and forthwith upon the request of Holdings keep Holdings fully informed of its conduct of and any negotiations relating to its defence of such Relevant Claim.

6.6	If the Key Shareholders do not elect to conduct the defence of a Relevant Claim (or is deemed to have declined to conduct the defence) in accordance with clause 6.4 Holdings shall from time to time and forthwith upon the request of the Key Shareholders keep the Key Shareholders reasonably informed of its conduct of and any negotiations relating to its defence of such Relevant Claim, subject to the preservation of attorney-client privilege and compliance with applicable Law.

7.	TAX INDEMNIFICATION

7.1	The Selling Shareholders hereby jointly and severally covenant to pay to the Company on demand an amount equal to any Tax liability falling on the Fleetmatics Entities as a result of the conversion of 15,290,021 Ordinary Shares (including those Ordinary Shares issued pursuant to the Option Exercise) into 15,290,021 Series C Preferred Shares.

7.2	The covenant in clause 7.1 does not apply in respect of a Tax liability to the extent that such breach occurs by reason of any matter which would not have arisen but for the coming into force with retrospective effect of any legislation not in force at the Completion or by reason of any change to Revenue Commissioners published practice occurring after Completion.

7.3	A claim under clause 7.1 above shall be barred unless written notice thereof shall have been given to the Key Shareholders on or before thirty (30) days after the fifth anniversary of the end of the accounting period of the Company in which Completion occurs.

7.4	For the avoidance of doubt, the provisions of clause 5.11.6 shall not apply in respect of any sums payable under this clause 7.

8.	COMPANY COVENANTS

8.1	The Fleetmatics Entities shall carry on their business in an efficient and business-like manner.

8.2	The Company will use the Primary Shares Purchase Price to: (i) finance the Company’s working capital needs; and (ii) fund the Company’s sale and marketing initiatives.

9.	INFORMATION REPORTING REQUIREMENT

9.1	The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

9.2	As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each holder of Preferred Shares (and their designees) a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. No later than nine (9) months following the end of each fiscal year of the Company, the Company will provide financial statements accompanied by a report and opinion thereon by the Auditors.

9.3

The Company will furnish each holder of Preferred Shares (and their designees), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, with a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

9.4	The Company will furnish each holder of Preferred Shares (and their designees): (i) within thirty (30) days of the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, with a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

9.5	The provisions of this clause 9 shall not apply, and shall terminate upon the earlier of (i) the effective date of a registration statement pertaining to a Qualified Initial Offering or (ii) the date on which there are no longer any Preferred Shares in issue.

10.	REGISTRATION RIGHTS

10.1	Demand Registration.

10.1.1	Subject to the conditions of this clause 10.1, if the Company shall receive a written request from Holders of twenty-five percent (25%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement for the public offering of securities of the Company covering the registration with the SEC of at least twenty-five percent (25%) of the Registrable Securities then outstanding, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities, and subject to the limitations of this clause 10.1, use their reasonable efforts to effect, in accordance with clause 10.5, the registration for public offering of all Registrable Securities with the SEC that all such Holders request to be registered.

10.1.2

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this clause 10.1 or any request pursuant to clause 10.3 and the Company shall include such information in the written notice referred to in sub-clause 10.1.1 or sub-clause 10.3.1, as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this clause 10.1 or clause 10.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company or its employees, directors or officers are first entirely excluded from the underwriting and registration; provided, further, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below fifty percent (50%) of the total amount of securities included in such registration. Any Registrable Securities excluded from such underwriting shall be excluded from the registration.

10.1.3	The Company shall not be required to effect a registration pursuant to this clause 10.1:

1	after the Company has effected two (2) registrations pursuant to this clause 10.1, and such registrations have been declared or ordered effective;

2	until the earlier of (i) the third (3rd) anniversary of the Completion Date (provided that the proposed Initial Offering in respect of which the Initiating Holders seek to exercise the registration rights set forth in this clause 10.1 is a Qualifying Initial Offering), and (ii) one hundred eighty (180) days following the effective date of the registration statement pertaining to an Initial Offering;

3	if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to sub-clause 10.1.1, the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

4

if the Company shall furnish to Holders requesting a registration statement pursuant to this clause 10.1 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and the Shareholders for such registration statement to be effected at such time, in which event the

Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;

5	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

6	if the Registrable Securities can be sold pursuant to Rule 144 of the Securities Act.

10.2	Piggyback Registrations.

10.2.1	The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement with the SEC for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder of Registrable Securities desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

10.2.2

If the registration statement of which the Company gives notice under this clause 10.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this clause 10.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten, the number of securities that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the employees, directors or officers of the Company are first entirely excluded from the underwriting and registration; provided, further, that no such reduction shall reduce the amount of Registrable Securities of the selling Holders included in the registration below fifty percent (50%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include securities of any other selling Shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

10.2.3	The Company shall have the right to terminate or withdraw any registration initiated by it under clause 10.2 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include securities in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with clause 10.4 hereof.

10.3	Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (the “Form S-3 Initiators”), the Company will:

10.3.1	promptly give written notice of the proposed registration and any related qualification or compliance to all other Holders of Registrable Securities; and

10.3.2	as soon as practicable thereafter, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Form S¬3 Initiators’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given by such Holder or Holders within fifteen (15) days after receipt of the said written notice from the Company (such Holders, together with the Form S-3 Initiators, the “Form S-3 Holders”); provided, however, that the Company shall not be obligated to effect any registration, qualification or compliance pursuant to this clause 10.3:

1	if Form S-3 is not available for such offering by the Form S-3 Holders;

2	if the Form S-3 Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars (US$1,000,000);

3	if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this clause 10.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days;

4	if the Company shall furnish to the Form S-3 Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and the Shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Form S-3 Initiators under this clause 10.3; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

5	if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for any Holder or Holders pursuant to this clause 10.3, or

6	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

10.3.3	Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Form S-3 Holders. Registrations effected pursuant to this clause 10.3 shall not be counted as demands for registration or registrations effected pursuant to clause 10.1.

10.4

Expenses of Registration. Except as specifically provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of the securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to clauses 10.1 or 10.3, the request of which has been subsequently withdrawn by the Initiating Holders in the case of clause 10.1 or the Form S-3 Initiators in the case of clause 10.3 unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or Form S¬3 Initiators, as the case may be, were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to sub-clauses 10.1.3(4) or 10.3.2(4), as applicable, to undertake any subsequent registration, in which event such registration shall be deemed to have been effected for purposes of all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration on a pro rata basis based on the total number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to paragraph (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to sub-clauses 10.1.3(1) or 10.3.2(5), as applicable, to undertake any subsequent registration.

10.5	Obligations of the Company. Whenever requested to effect the registration of any Registrable Securities pursuant to clauses 10.1 or 10.3 the Company shall, subject to the limitations set out in clauses 10.1 and 10.3, as expeditiously as reasonably possible:

10.5.1

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders or Form S-3 Holders, as the case may be, hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material non-public information or events involving the Company or any member of its group, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the Holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld or delayed. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

10.5.2	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in sub-clause 10.5.1 above.

10.5.3	Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

10.5.4	Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

10.5.5	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

10.5.6	Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

10.5.7

Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

10.6	Delay of Registration; Furnishing Information.

10.6.1	No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this clause 10.

10.6.2	It shall be a condition precedent to the obligations of the Company to take any action pursuant to clause 10 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

10.6.3	The Company shall have no obligation with respect to any registration requested pursuant to clauses 10.1 or 10.3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in clauses 10.1 or 10.3, whichever is applicable.

10.7	Indemnification. In the event that any Registrable Securities are included in a registration statement under clauses 10.1, 10.2 or 10.3:

10.7.1

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided however, that the indemnity agreement contained in this clause 10.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder or underwriter.

10.7.2

To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal, state or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this clause 10.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this clause 10.7 exceed the net proceeds from the offering received by such Holder.

10.7.3	Promptly after receipt by an indemnified party under this clause 10.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this clause 10.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this clause 10.7 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this clause 10.7.

10.7.4	If the indemnification provided for in this clause 10.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

10.7.5

The obligations of the Company and Holders under this clause 10.7 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this clause 10.7 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

10.8	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this clause 10 may be assigned by a Holder to any transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall enter into a Deed of Adherence.

10.9	Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, either on par or superior to the holders of Preferred Shares, without the approval of holders of a majority of the then issued Preferred Shares voting together as a class on an as-converted basis.

10.10	“Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Capital Shares (or other securities) of the Company held by such Holder (other than those included in the registration) (i) during the one-hundred and eighty (180)-day period following the effective date of the Initial Offering (or such longer period, not to exceed eighteen (18) days after the expiration of such one-hundred and eighty (180)-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), and (ii) during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after the expiration of such ninety (90)-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided, that, with respect to (i) and (ii) above, all officers and directors of the Company are bound by and have entered into similar agreements. The obligations described in this clause 10.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future (either, a “Special Registration Statement”).

10.11

Agreement to Furnish Information. Each Holder agrees to do, execute and perform all such further deeds, documents, assurances, acts and things as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under clause 10.10 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Capital Shares (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described this clause 10.11 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Capital Shares (or other securities) subject to the foregoing restriction until the end of such ten (10) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by clause 10.10 and this clause 10.11. Each of the Shareholders and the Company acknowledge and agree that the underwriters of the Company’s securities are intended third party beneficiaries of clause 10.10 and this clause 10.11 and accordingly such underwriters shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10.12	Registration in all Jurisdictions. The rights as provided in this clause 10 are applicable for public offerings by the Company in the United States only. In the event that the Company may propose to become a publicly traded company in a jurisdiction other than the United States, (i) the Company shall take all reasonable steps necessary such that any Capital Shares held by Holdings are freely tradable on any stock exchange on which the Company proposes to list, and (ii) the Company shall use its best efforts to ensure its compliance with the obligations set out in the securities laws of that jurisdiction or in any rules of the stock exchange of that jurisdiction on which it proposed to list following the exercise of Holders rights pursuant to clauses 10.1, 10.2, and 10.3.

11.	WINDING-UP

11.1	In the event of the Company being wound up by way of a members’ voluntary winding-up the Shareholders will procure that the liquidator is a member of the Institute of Chartered Accountants in Ireland acceptable to all of the Shareholders, or in default of agreement, nominated at the request of any of the Shareholders by the President for the time being of such Institute.

11.2	Each of the Shareholders shall prove in the winding-up of the Company to the maximum extent permitted by law for all sums due or to fall due to him or it from the Company and shall exercise all rights of set-off and generally do all such other acts and things as may be available to him or it in order to obtain the maximum receipts and recoveries.

11.3	To the extent that any or all of the Shareholders do not receive satisfaction in full in the winding-up of the Company of all sums due or to fall due to them then the aggregate shortfall between all sums due or to fall due to the Shareholders and all amounts actually recovered by the Shareholders from the Company or its liquidator (whether by direct payment or the exercise of any right of set-off or otherwise) shall be calculated and apportioned between the Shareholders in the Specified Proportions and the Shareholders shall make contributions one to the other to the intent and effect that each Shareholder bears his or its respective share of the aggregate amount of such shortfall.

12.	CONFIDENTIALITY

Each of the Shareholders hereby undertakes to the others and to the Company that neither he nor it nor any of its directors, officers or employees shall at any time hereafter directly or indirectly use or divulge or communicate to any person whatsoever (other than to officers or employees of any Fleetmatics Entity whose province it is to know the same or on the instructions of the Directors or as required by law or to any professional adviser for the purposes of advising the Shareholders on the terms that this clause shall apply to any use or disclosure by the professional adviser) any Confidential Information which may come to its or his knowledge. This restriction shall apply both during and after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which has come into the public domain other than by reason of a breach of this clause.

13.	SHAREHOLDERS’ CONSENT

Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of any Shareholder such consent, approval or agreement may be given subject to such reasonable terms and conditions as that Shareholder may impose and any breach of such terms and conditions by any person subject thereto shall ipso facto be deemed to be a breach of the terms of this Agreement.

14.	THE ARTICLES

14.1	If, during the continuance of this Agreement, there shall be any conflict between the provisions of this Agreement and the provisions of the Articles then, during such period, the provisions of this Agreement shall prevail.

14.2	Each of the Shareholders and the Company hereby undertakes with each of the others fully and promptly to observe and comply with the provisions of this Agreement to the intent and effect that each and every provision hereof shall be enforceable by the said parties inter se and in whatever capacity.

15.	PARTIES BOUND; EXCLUSIVITY

15.1	The Company undertakes with each of the Shareholders to be bound by and comply with the terms and conditions of this Agreement and the other Transaction Documents insofar as the same relate to the Company and to act in all respects as contemplated by this Agreement and the other Transaction Documents.

15.2	The Shareholders undertake with each other to exercise their powers in relation to the Company so as to ensure that the Company fully and promptly observes, performs and complies with its obligations under this Agreement and the other Transaction Documents.

15.3	Each Shareholder undertakes with each of the other parties hereto that whilst he or it remains a party to this Agreement he or it will not (except as expressly provided for in this Agreement) agree to cast any of the voting rights exercisable in respect of any of the shares held by him or it in accordance with the directions, or subject to the consent of, any other person (including another Shareholder).

15.4	From the date hereof until the earlier of the Completion Date or the date of termination of this Agreement, without the prior written consent of Holdings:

15.4.1	each Selling Shareholder agrees not to sell any of its Capital Shares (including its Ordinary Shares prior to the Restructuring) to any Persons other than to Holdings as provided for in this Agreement;

15.4.2	the Company agrees not to, and shall take all action necessary to ensure that none of its subsidiaries: (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any direct or indirect acquisition or purchase of all or any portion of the Capital Shares of the Company or any of its subsidiaries (other than to Holdings as contemplated by this Agreement) or assets of the Company or any of its subsidiaries, (ii) to enter into any merger, consolidation or other business combination relating to the Company or any of its subsidiaries or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or any of its subsidiaries other than the Restructuring; or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing; and

15.4.3	the Company shall notify Holdings promptly, but in any event within twenty-four (24) hours, orally and in writing after it becomes aware of any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made. Any such notice to Holdings shall indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact.

16.	COSTS

Subject to the passing of a valid special resolution of the Company pursuant to Section 60(2) of the Companies Act 1963 of Ireland, the Company shall pay all reasonable expenses incurred by Holdings and its Affiliates and investors in connection with this Agreement (including the equity financing by Affiliates of Holdings), including all legal expenses, accounting expenses, and due diligence expenses. Save as aforesaid the parties shall pay all their own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

17.	NOTICES

17.1	All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or in any Deed of Adherence or such other address as the recipient may designate by notice given in accordance with the provisions of this clause 17.1.

17.2	Any such notice may be delivered personally or by registered letter (airmail if overseas) or facsimile transmission and shall be deemed to have been served if by personal delivery when delivered during normal business hours, if by registered post upon receipt or forty-eight (48) hours after posting, whichever is the earlier, and if by facsimile transmission when despatched to the recipient’s current facsimile number.

18.	SUCCESSORS BOUND

This Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representative (as the case may be) of each of the Shareholders and the Company.

19.	ASSIGNMENT

Between the date hereof and the Completion Date, Holdings may assign all of its rights hereunder to Holdings’ Affiliates, partners or members or to one or more entities in which Holdings or its Affiliates, partners or members, as applicable, hold voting control, provided that Holdings shall remain liable for the obligation to purchase the Series C Preferred Shares pursuant to clauses 2 and 3 if any such assignee does not satisfy the purchase and such assignee shall enter into a Deed of Adherence. Except as otherwise provided by the preceding sentence or in clause 10.8, none of the parties hereto may assign his or its rights or obligations in whole or in part hereunder without the prior written consent of the other parties hereto. Nothing in this clause shall prevent a transfer of shares, interests therein, or rights to proceeds arising therefrom made pursuant to Articles 13, 14, 15 or 16 of the Articles, provided always that it shall be a condition of any such transfer that the transferee executes a Deed of Adherence.

20.	CONTINUING AGREEMENT

All the provisions of this Agreement shall so far as they are capable of being performed and observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

21.	DUTY OF GOOD FAITH

Each of the parties hereto undertakes with each of the others to do all things reasonably within his or its power which are necessary or desirable to give effect to the spirit and intent of the Transaction Documents.

22.	FURTHER ASSURANCE

The parties hereto shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the parties hereto may reasonably require by notice in writing to the others to carry the provisions of the Transaction Documents into full force and effect.

23.	INCORPORATION OF ARTICLES; ENTIRE AGREEMENT

23.1	This Agreement together with the Articles constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and therein and supersede any previous agreement between the parties hereto in relation to such matters. For the avoidance of doubt, this Agreement together with the Articles supersedes and replaces the Subscription and Shareholders Agreement relating to Fleetmatics Group Limited, dated July 30, 2010, by and among Holdings, Moviltec, WS2, the Company and the Persons listed in Schedule 2 thereto (the “2010 Shareholders Agreement”) which shall hereby be deemed to be terminated.

23.2	Each of the parties hereto hereby acknowledges that in entering into this Agreement or any of the other Transaction Documents he or it has not relied on any representation or warranty save as expressly set out herein.

23.3	No variation of this Agreement shall be valid or effective unless approved in writing by or on behalf of each of the parties hereto.

24.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Ireland and the parties hereto hereby irrevocably agree to submit to the exclusive jurisdiction of the Irish Courts in respect of any dispute or matter arising out of or connected with this Agreement.

25.	NO PARTNERSHIP

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between any of the parties hereto and none of them shall have any authority to bind the others in any way.

26.	DURATION

After Completion, the terms of this Agreement shall remain in full force and effect for so long as any of the Shareholders continues to hold shares in the Company but in relation to a Shareholder which has transferred all of his or its shares as permitted by this Agreement and the Articles they shall thereupon cease to have any further force and effect except as provided in clause 27 below.

27.	TERMINATION

27.1	This Agreement may be terminated at any time prior to Completion by Holdings in the event that any of the following occur:

27.1.1	the Company or the Selling Shareholders fail to deliver any of the items set out in clauses 3.1 (other than sub-clauses 3.1.3 and 3.1.4) or 3.3;

27.1.2	the transactions contemplated in clause 3.1 are not consummated by November 30, 2010;

27.1.3	any of the Warranties of the Warrantors contained in this Agreement has been breached at the date of this Agreement and such breaches, whether individually or in the aggregate, have a Material Adverse Effect on the Fleetmatics Entities, taken as a whole; or

27.1.4	any of the covenants set out in clause 3.4 has been breached, and such breaches, whether individually or in the aggregate, have a Material Adverse Effect on the Fleetmatics Entities, taken as a whole.

In the event that this Agreement is terminated in accordance with this clause 27.1, then the Company shall promptly, but in no event later than three (3) Business Days after being notified of such termination by Holdings, pay Holdings all expenses reimbursable pursuant to clause 16.

27.2	Except as otherwise provided herein, no termination of this Agreement and no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval in writing of the Holders holding at least a majority of the issued and outstanding Capital Shares; provided, however, that for so long as the Key Shareholders and their Affiliates continue to hold 20% of the Capital Shares, then such termination, modification, amendment or waiver shall not be effective until approved by those Key Shareholders and their Affiliates holding a majority of the total Capital Shares held by the Key Shareholders and their Affiliates; provided, further, that if any such termination, modification, amendment, or waiver has a materially adverse and materially disproportionate affects the rights of any Holder or Holders, then such termination, modification, amendment or waiver shall not be effective until approved by such affected Holders holding a majority of the Capital Shares held by such affected Holders.

27.3	The termination of this Agreement howsoever caused and the ceasing by any Shareholder to hold any Capital Shares shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior to such termination or cesser and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination or cesser.

28.	WAIVER

28.1	Any Holder may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose. No failure to exercise and no delay in exercising on the part of any of the parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

28.2	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

29.	SEVERABILITY

Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

30.	EXERCISE OF POWERS

Where any Shareholder is required under this Agreement to exercise his or its powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise his or its powers both as a Shareholder and as a Director (where applicable) of the Company and to procure that any Director appointed by him or it (whether alone or jointly with any other person) shall procure such matter or thing.

31.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, by facsimile or otherwise, and upon execution of all such counterparts by one or more parties each counterpart shall be deemed to be an original and all of such counterparts shall together constitute one and the same Agreement.

32.	KEY SHAREHOLDERS

32.1	Each Selling Shareholder, by its execution of this Agreement, has consented to the appointment of the Key Shareholders as such Selling Shareholders representatives and attorneys-in-fact, with full power of substitution to act on behalf of the Selling Shareholders to the extent and in the manner set forth in this Agreement. All decisions, actions, consents and instructions by a Key Shareholder shall be binding upon all of the Selling Shareholders, and no Selling Shareholder shall have the right to object to, dissent from, protest or otherwise contest the same. The Company and Holdings shall each be entitled to rely on any decision, action, consent or instruction of a Key Shareholder as being the decision, action, consent or instruction of the Selling Shareholders.

32.2	Except in cases where a court of competent jurisdiction has made such a finding, the Selling Shareholders shall jointly and severally indemnify and hold harmless the Key Shareholders from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with their activities as representatives and attorneys-in-fact of the Selling Shareholders under this Agreement.

SCHEDULE 1

Agreed form Restructuring Documents

Description

1.	Power of Attorney for shareholders (to the extent not available for signing)

2.	Instructions to Moviltec and combined power of attorney from beneficial holders of shares in the Company (shares held through Moviltec)

3.	Print of Written Shareholders Resolutions of the Company

4.	Print of Written Class Consent of the Ordinary Shareholders in the Company

5.	Print of Written Class Consent of the Series A Preferred Shareholders in the Company

6.	Print of Written Class Consent of the Series B Preferred Shareholders in the Company

7.	Waiver of pre-emption rights of the Shareholders in the Company

8.	Consents required pursuant to the 2010 Shareholders Agreement

9.	Articles of Association of the Company, in the form attached as Schedule 1-A

10.	Board minutes of the Company

11.	CRO Form G1

12.	CRO Form 28

13.	CRO Form B5

Schedule 1-1

SCHEDULE 2

Part 1

Selling Shareholders

Legal Owner	Beneficial Owner	Ordinary Shares Held	Ordinary Shares to be Converted into Series C Preferred Shares and Sold to Holdings
Websoft	Websoft	8,991,751	8,991,751
Moviltec	Chris Lee	1,185,990	1,185,990
Moviltec	Dan Foley	985,990	300,000
Moviltec	John Goggin	985,990	300,000
Moviltec	Ken Keating	835,990	835,990
Moviltec	Jim Keating Jason Keating Gillian Keating Caroline Keating Amy Keating	322,158 96,647 96,647 96,647 96,647	322,158 96,647 96,647 96,647 96,647
Moviltec	Dermot Walsh Sheena Walsh	274,732 337,366	274,732 337,366
Moviltec	Michael O’Leary	612,098	612,098
Moviltec	Andrew Nesbitt	612,098	612,098
Ken Keating	Ken Keating	100,000	100,000
Eric Murphy	Eric Murphy	68,750	68,750
Peter Mitchell	Peter Mitchell	206,250	51,250

Optionholder	Options to be Exercised to Purchase Ordinary Shares, and Ordinary Shares to be Converted into Series C Preferred Shares and Sold to Holdings
John Goggin	200,000
Dan Foley	200,000
Bill Beamish (to be issued directly to Websoft Limited)	200,000
Ken Keating	100,000
Tony Arnold	100,000
Peter Mitchell	68,750
Eric Murphy	42,500

Schedule 2-1

Part 2

Other Shareholders

Beneficial owner	Legal owner

Joseph Fitzgerald	Joseph Fitzgerald

Albert Vasile	Albert Vasile

James Travers	James Travers

Laine Monaldo	Laine Monaldo

Part 3

Primary Shares

Subscriber	Number of Series C Preferred Shares Subscribed

Holdings	4,285,714

Schedule 2-2

SCHEDULE 3

WARRANTIES

1. Each Selling Shareholder, severally and not jointly, hereby warrants to Holdings (and the Holdings Series C Investors, as set forth in clause 5.23) as follows:

1.1 Title. Such Selling Shareholder is the sole registered and beneficial owner of the Ordinary Shares or Options shown opposite its name on Schedule 2 as being owned by such Selling Shareholder, free and clear of all Encumbrances other than those set out in the Articles and the 2010 Shareholders Agreement. Upon the Option Exercise (if applicable) and upon the conversion of such Ordinary Shares into Series C Preferred Shares in the Restructuring, such Selling Shareholder will be the sole owner of record and beneficial owner of the Series C Preferred shown opposite its name on Schedule 2 as being owned by such Selling Shareholder (the “Secondary Shares”), free and clear of all Encumbrances (subject only to stamping and registration) other than those set out in the Articles and the 2010 Shareholders Agreement, and such Selling Shareholder will have the full and unrestricted right, power and authority to sell and transfer such Secondary Shares to Holdings. Upon transfer of such Secondary Shares to Holdings and payment by Holdings of the consideration therefor, Holdings will acquire legal (subject only to stamping and registration) and beneficial title to and complete ownership of such Secondary Shares, free and clear of any Encumbrances.

1.2 Authority. Such Selling Shareholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Selling Shareholder of this Agreement and the consummation by such Selling Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of such Shareholders. This Agreement has been duly executed and delivered by such Selling Shareholder. This Agreement constitutes the legal, valid and binding obligations of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

2. Each of the Company and the Selling Shareholders, severally (and as between the Selling Shareholders, jointly and severally, subject to clause 5.12(iii)), warrants to Holdings (and the Holdings Series C Investors, as set forth in clause 5.23) as follows:

2.1 Organization and Qualification. The Company is a corporation duly incorporated and validly existing under the laws of Ireland. Each of the Fleetmatics Entities has full corporate power and authority to own, lease and operate its assets and to carry on the Business as currently conducted and proposed to be conducted. Except as set forth in Section 2.1 of the Disclosure Schedule, each of the Fleetmatics Entities is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of their assets or the conduct of the Business makes such qualification or licensing necessary.

2.2 Authority. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have

Schedule 3-1

been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

2.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not and will not:

(i) conflict with or violate the existing articles of association of the Company, the Articles or any shareholders agreement or similar organizational documents of the Company;

(ii) conflict with or violate any Law applicable to the Company, the Business or by which any of the Fleetmatics Entities may be bound or affected; or

(iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of or any benefits or privileges currently enjoyed by any of the Fleetmatics Entities or the Business under, or result in the creation of any Encumbrance on any of the assets of the Fleetmatics Entities pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which any of the Fleetmatics Entities is a party or by which any of the Fleetmatics Entities, the Business or the assets of the Fleetmatics Entities may be bound or affected.

(b) None of the Fleetmatics Entities is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by each of the Fleetmatics Entities of this Agreement or the consummation of the transactions contemplated hereby or in order to prevent the termination of any right, privilege, license or qualification of or affecting the Business or the assets of the Fleetmatics Entities.

2.4 Capitalization.

(a) Schedule 7 sets forth all outstanding capital stock, preferred stock, options, warrants, or interest convertible into or exchangeable or exercisable for the purchase of equity shares or other equity ownership interest, including all capital stock reserved for issuance under any option or other compensation plan, of the Company as of the date hereof, and upon Completion. The information contained in Schedule 4 with respect to each of the Fleetmatics Entities is accurate and complete in all respects. Upon consummation of the Restructuring, the outstanding Ordinary Shares, Preferred Shares and options to purchase capital stock of the Company (and the ownership of such shares) will be as set forth on Schedule 7. Except for the shares of capital stock shown as issued and outstanding on Schedule 7, the Company has not

Schedule 3-2

issued or agreed to issue any: (i) equity share or other equity or ownership interest; (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of equity shares or other equity or ownership interests; (iii) stock appreciation right, phantom stock, interest in the ownership or earnings of the Company or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Except as provided for under the Articles and this Agreement, there are no outstanding obligations of the Company to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued share capital or other equity or ownership interests of the Company. Upon Completion, the Fleetmatics Entities will not be subject to any indebtedness.

(b) The Primary Shares that are being issued to Holdings by the Company and the Secondary Shares that are being sold by the Selling Shareholders to Holdings, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Articles. The Primary Shares will be issued by the Company and the Secondary Shares will be sold by the Selling Shareholders in compliance with all applicable Laws. The authorised share capital of the Company comprises sufficient Ordinary Shares issuable upon conversion of the Series C Preferred Shares in accordance with the terms of the Articles. The Series C Preferred Shares will not be issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable law, the Articles or equivalent organizational documents of the Company, any shareholders’ agreement or any Contract to which the Company is a party or by which the Company is bound.

2.5 Title to Assets; Sufficiency of Assets.

(a) Other than as set forth in Section 2.5(a) of the Disclosure Schedule, each of the Fleetmatics Entities has legal and beneficial title to or a valid leasehold interest in all of its assets, free and clear of any Encumbrance. No warranty is made in this Section 2.5 with respect to Intellectual Property assets, which are covered in Section 2.14.

(b) Except as set forth in Section 2.5(b) of the Disclosure Schedule, the Fleetmatics Entities legally and beneficially own, or have binding written contractual rights to use, all of the assets, properties and rights necessary and sufficient for the conduct and operation of the Business as currently conducted.

2.6 Financial Statements; No Undisclosed Liabilities.

(a) Section 2.6 of the Disclosure Schedule contains true and complete copies of (i) the audited consolidated balance sheet of the Company and its subsidiaries (other than SageQuest) and the audited consolidated balance sheet of SageQuest, each as at December 31, 2009, December 31, 2008 and December 31, 2007, and each including the related audited consolidated statements of results of operations and cash flows, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (together the “Audited Financial Statements” ) and (ii) the unaudited consolidated

Schedule 3-3

balance sheet of the Company and its subsidiaries as at September 30, 2010 (the “Balance Sheet Date”) and the related unaudited consolidated statements of results of operations and cash flows, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”). Except as noted in Section 2.6 of the Disclosure Schedule, each of the Financial Statements (A) has been prepared in accordance with the books and records of the Fleetmatics Entities pertaining to the Business and (B) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto). The Audited Financial Statements give a true and fair view of, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries (other than Sagequest), or, as the case may be, of SageQuest, each as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein. The Interim Financial Statements give a true and fair view of the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein, and except to the extent that any misstatement or omission therein, whether individually or in the aggregate, would not have a Material Adverse Effect.

(b) Except as and to the extent adequately provided for, accrued or reserved against in the unaudited consolidated balance sheet of the Company as at the Balance Sheet Date and the unaudited balance sheets as at the Balance Sheet Date of each of those Fleetmatics Entities which was at that date a subsidiary of the Company (such balance sheets together with all related notes and schedules thereto, the “Balance Sheet”), none of the Fleetmatics Entities has any liability or obligation of any material nature arising out of, relating to or affecting any of the Fleetmatics Entities, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a balance sheet of any of the relevant Fleetmatics Entities or disclosed in the notes thereto, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice as from the Balance Sheet Date.

(c) The books of account and financial records of each of the Fleetmatics Entities pertaining to the Business have been prepared and are maintained in accordance with sound accounting practice.

2.7 Absence of Certain Changes or Events. Except as set forth on Section 2.7 of the Disclosure Schedule, since the Balance Sheet Date: (i) each of the Fleetmatics Entities has conducted the Business only in the ordinary course consistent with past practice; (ii) there has not been any change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Fleetmatics Entities taken as a whole; and (iii) none of the Fleetmatics Entities has suffered any loss, damage, destruction or other casualty affecting any material properties or assets thereof or included therein, whether or not covered by insurance. By way of amplification and not limitation, since the Balance Sheet Date, none of the Fleetmatics Entities has done the following:

(a) issued, sold, pledged, disposed of or otherwise subjected to any Encumbrance any assets;

Schedule 3-4

(b) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise become responsible for, the obligations of any Person, or made any loans or advances, in each case affecting the Business, except in the ordinary course of business consistent with past practice;

(c) amended, waived, modified or consented to the termination of any Material Contract (as such term is defined in Section 2.19), or amended, waived, modified or consented to the termination of the Fleetmatics Entities’ rights thereunder, or entered into any Contract other than in the ordinary course of business consistent with past practice;

(d) authorized, or made any commitment with respect to, any single capital expenditure that is in excess of $150,000 or capital expenditures which are, in the aggregate, in excess of $500,000;

(e) acquired any corporation, partnership, limited liability company, other business organization or division thereof or any shares or interest therein, or any material amount of assets, or entered into any joint venture, strategic alliance, exclusive dealing, non-competition or similar contract or arrangement;

(f) entered into any lease of real or personal property or any renewals thereof involving a term of more than one year or any rental obligation exceeding $50,000 per year in any single case;

(g) increased the compensation payable or to become payable or the benefits provided to its Business Employees, except for normal merit and cost-of-living increases consistent with past practice in salaries or wages of Business Employees, or granted any severance or termination payment, except in the ordinary course of business in amounts required by law or less than $25,000 annually, to, or paid, lent or advanced any amount to, any Business Employee, or established, adopted, entered into or amended any Benefit Arrangement;

(h) entered into any Contract with any Related Party;

(i) made any change in any method of accounting or accounting practice or policy affecting the financial statements of the Fleetmatics Entities, except as required by GAAP;

(j) made, revoked or modified any Tax election, settled or compromised any Tax liability or filed any Tax Return relating to the Business other than on a basis consistent with past practice;

(k) paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the ordinary course of business consistent with past practice;

(l) cancelled, compromised, waived or released any right or claim, other than in the ordinary course of business consistent with past practice;

Schedule 3-5

(m) permitted the lapse of any policy of insurance existing at the Balance Sheet Date;

(n) permitted the lapse of any right relating to Company Intellectual Property or any other intangible asset used or held for use in connection with the Business;

(o) accelerated the collection of or granted any discount on any Receivables, or deferred expenses, reduce Inventories or otherwise increased cash on hand in connection with the Business, except in the ordinary course of business consistent with past practice;

(p) commenced or settled any Action relating to the Business that involves any payment obligation in excess of $50,000;

(q) taken any action, or intentionally failed to take any action, that would cause any representation or warranty made by the Company in this Agreement to be untrue in any material respect or result in a breach of any covenant made by the Company in this Agreement, or that has or would reasonably be expected to have a Material Adverse Effect on the Fleetmatics Entities taken as a whole; or

(r) announced an intention, entered into any formal or informal agreement, or otherwise made a commitment to do any of the foregoing.

2.8 Compliance with Law; Permits.

(a) Each of the Fleetmatics Entities is and has been in compliance in all material respects with all laws applicable to the conduct or operation of the Business and the ownership or use of their assets. None of the Fleetmatics Entities nor any of its executive officers has received during the past five (5) years, nor to the knowledge of the Company, is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that any of the Fleetmatics Entities is not in compliance in all material respects with any such Laws.

(b) Each of the Fleetmatics Entities is in possession of all Permits necessary for it to own, lease and operate its assets and to carry on the Business as currently conducted and proposed to be conducted. Each of the Fleetmatics Entities is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or non-renewal of any Permit is pending or, to the knowledge of the Company, threatened.

2.9 Litigation. Except as set forth in Section 2.9 of the Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against any of the Fleetmatics Entities, nor to the knowledge of the Company is there any basis for any such Action. There is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, pending or threatened investigation by, any Governmental Authority relating to the Fleetmatics Entities, the Business, the Fleetmatics Entities’ ownership or operation of the Business or their assets or the transactions contemplated by this Agreement. There is no Action by any of the Fleetmatics Entities pending, or which any of the Fleetmatics Entities has commenced preparations to initiate, against any other Person.

Schedule 3-6

2.10 Employee Benefit Plans.

(a) Section 2.10(a) of the Disclosure Schedule sets forth a complete and accurate list of the names of all current Business Employees, specifying their position with respect to the Business, and their age, salary, date of hire, business location, commission, company car or car allowance, bonus and incentive entitlements and identifying which Business Employees are currently receiving long-term or short-term disability benefits or are absent from active employment on pregnancy, parental or adoption leave and their anticipated dates of return to active employment.

(b) Section 2.10(b) of the Disclosure Schedule sets forth a true and complete list of all Benefit Arrangements. The Company has delivered to Holdings true and complete copies of each Benefit Arrangement that covers any Business Employee, including written interpretations thereof and written descriptions thereof which have been distributed to any Business Employee or his or her beneficiaries in such Benefit Arrangement and a complete description of any such Benefit Arrangement that is not in writing; and

(c) Except as set forth in Section 2.10(c) of the Disclosure Schedule:

(i) each Benefit Arrangement has at all times been maintained in compliance with the terms of such Benefit Arrangement and applicable Law; and;

(ii) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any Business Employee under any Benefit Arrangement (including the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Benefit Arrangement or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

2.11 Labor and Employment Matters.

(a) None of the Fleetmatics Entities is a party to any labor or collective bargaining Contract. There are no organizing activities or collective bargaining arrangements that could affect the Business pending or under discussion with any Business Employees or any labor organization. There is, and during the past five years there has been, no labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Business or the Fleetmatics Entities, nor is there any basis for any of the foregoing. None of the Fleetmatics Entities has breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract. There are no pending or, to the knowledge of the Company, threatened union grievances or union representation questions involving any Business Employees.

(b) None of the Fleetmatics Entities has engaged in or is engaging in any unfair labor practice. No unfair labor practice or labor charge or complaint is, to the knowledge of the Fleetmatics Entities, pending or threatened with respect to the Business or any of the Fleetmatics Entities before any Governmental Authority.

Schedule 3-7

(c) Each of the Fleetmatics Entities has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Business Employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor. Each of the Fleetmatics Entities has paid in full to all Business Employees or adequately accrued in accordance with GAAP applied on a consistent basis with the preparation of the Audited Financial Statements for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf thereof.

(d) None of the Fleetmatics Entities is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to or affecting Business Employees or employment practices. None of the Fleetmatics Entities nor any of its executive officers has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Business and, to the knowledge of the Company, no such investigation is in progress. To the knowledge of the Company, no current Business Employee intends, or is expected, to terminate his or her employment relationship with any of the Fleetmatics Entities following the consummation of the transactions contemplated hereby. None of the Fleetmatics Entities has given notice of termination to any employee or agreed to make or promised any payment or material benefit to any current or former officer or Business Employee in connection with any actual or proposed termination.

(e) Except as set forth in Section 2.11(e) of the Disclosure Schedule, each employment contract between any of the Fleetmatics Entities and its Business Employees can be terminated by six months’ notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

(f) Each of the Fleetmatics Entities has maintained current and adequate records regarding the service of each of its current and former officers and Business Employees including, without limitation, records of terms of employment, holidays, working hours and rest breaks, payment of sick pay, statutory maternity pay, disciplinary, grievance and health and safety matters, income tax and social security contribution and terminations of employment. Each of the Fleetmatics Entities has in relation to each of its officers and Business Employees (and, so far as is relevant, to each of its former officers and Business Employees) complied in all material respects with all statutes, regulations, codes of practice, codes of conduct and terms and conditions of employment.

(g) Except as set forth in Section 2.11(g) of the Disclosure Schedule, all Business Employees of the Fleetmatics Entities are lawfully entitled to work without restriction and without any visa, permit or consent being required. Specifically, each of the Fleetmatics Entities have complied with all relevant provision of the Employee Permits Acts 2003 and 2006 and all legislation and rules and regulations previously in force relating to any of the matters covered by such legislation.

Schedule 3-8

(h) None of the Fleetmatics Entities has been party to any relevant transfer within the scope of the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003 and none of the Fleetmatics Entities has failed to comply with any obligation under those regulations.

2.12 Real Property.

(a) Section 2.12 of the Disclosure Schedule sets forth a true and complete list of all Owned Real Property and all Leased Real Property. Each of the Fleetmatics Entities has (i) legal and beneficial title in fee simple to all Owned Real Property and (ii) legal and beneficial leasehold title to all Leased Real Property, in each case, free and clear of all Encumbrances. No parcel of Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of any of the Fleetmatics Entities, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by any of the Fleetmatics Entities or, to the knowledge of the Company, by any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by any of the Fleetmatics Entities or, to the knowledge of the Company, by any other party thereto. All leases of Leased Real Property shall remain valid and binding in accordance with their terms following Completion.

(b) There are no contractual or legal restrictions that preclude or restrict the ability to use any Owned Real Property or Leased Real Property by any of the Fleetmatics Entities or the Business for the current or contemplated use of such real property.

2.13 Personal Property.

(a) Section 2.13 of the Disclosure Schedule set forth a true and complete list of (i) all Personal Property owned by any of the Fleetmatics Entities having an original cost of $75,000 or more and (ii) each lease or other Contract involving annual payment of in excess of $150,000 under which any of the Fleetmatics Entities is the lessee of, or holds or operates, any Personal Property owned by a third Person, including, in each case, the expiration date thereof and a brief description of the property covered.

(b) All of the Personal Property has been maintained in all material respects in accordance with generally accepted industry practice. Each item of the Personal Property is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put. All leased Personal Property is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

2.14 Intellectual Property.

(a) Section 2.14(a) of the Disclosure Schedule sets forth a true and complete list of all registered and material unregistered Marks, Patents, registered Copyrights and any pending applications for any of the foregoing included in the Company Intellectual Property, identifying for each whether it is owned by or exclusively licensed to any of the Fleetmatics Entities and specifying the patent, registration or application number (as applicable), the date of filing or issuance (as applicable), and the current owner(s).

Schedule 3-9

(b) Except as set forth in Section 2.14(b) of the Disclosure Schedule, no registered Mark or application therefor identified on Section 2.14(a) of the Disclosure Schedule has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of the Company, no such proceeding is or has been threatened with respect to any of such Marks or applications. No Patent or application therefor identified on Section 2.14(a) of the Disclosure Schedule has been or is now involved in any interference, reissue or reexamination proceeding and, to the knowledge of the Company, no such proceeding is or has been threatened with respect thereto.

(c) Each of the Fleetmatics Entities exclusively owns, free and clear of any and all Encumbrances, all Company Intellectual Property identified on Section 2.14(a) of the Disclosure Schedule and, to the knowledge of the Company, all other Company Intellectual Property, except for Company Intellectual Property that is exclusively licensed to any Fleetmatics Entities by a third party licensor pursuant to a written license agreement that remains in effect. The Company Intellectual Property constitutes all Intellectual Property necessary and sufficient for the operation of the Business as currently conducted. None of the Fleetmatics Entities has received any notice or claim challenging its ownership of any of the Company Intellectual Property owned (in whole or in part) by that Fleetmatics Entity, nor to the knowledge of the Company is there a reasonable basis for any claim that it does not so own any of such Company Intellectual Property. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision which binds, requires the divestiture or transfer of, or otherwise restricts the Company Intellectual Property of any Fleetmatics Entity (including after Completion).

(d) Each of the Fleetmatics Entities has taken all commercially reasonable steps to protect its rights in the Company Intellectual Property and at all times has maintained the confidentiality of all information that constitutes or constituted a Trade Secret included therein.

(e) Except as set forth in Section 2.14(e) of the Disclosure Schedule, all registered Marks, issued Patents and registered Copyrights identified on Section 2.14(a) of the Disclosure Schedule (“Fleetmatics Registered IP”) are valid, subsisting and enforceable, and none of the Fleetmatics Entities has received any notice or claim challenging the validity or enforceability of any Company Intellectual Property or alleging any misuse of any Company Intellectual Property. None of the Fleetmatics Entities has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Fleetmatics Registered IP or any application therefor (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like, the failure to file affidavits of use, and the failure to disclose any known material prior art in connection with the prosecution of patent applications).

(f) Other than as set forth in Section 2.14(f) of the Disclosure Schedule, to the knowledge of the Company, the development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of the

Schedule 3-10

Fleetmatics Entities, and all of the other activities or operations of any of the Fleetmatics Entities, have not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any third party, and none of the Fleetmatics Entities has received any oral or written notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the knowledge of the Company is there a reasonable basis therefor. No Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use, licensing or other exploitation thereof by any of the Fleetmatics Entities or the Business. To the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Company Intellectual Property.

(g) None of the Fleetmatics Entities has transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property. Except as set forth in Section 2.14(g) of the Disclosure Schedule, no loss or expiration of any of the Company Intellectual Property or any other Intellectual Property used or held for use by any of the Fleetmatics Entities is threatened, pending or reasonably foreseeable.

(h) Section 2.14(h) of the Disclosure Schedule contains a complete and accurate list (by name and version number) of all products, software, service offerings, technical data or technology designed, manufactured, sold, or used by any of the Fleetmatics Entities or licensed to or from any of the Fleetmatics Entities or which any of the Fleetmatics Entities intends to sell, license, use or distribute in the future, including any products or service offerings under development (collectively, “Fleetmatics Products”). For each Fleetmatics Product, Section 2.14(h) of the Disclosure Schedule shall specify (i) the owner(s) of the Intellectual Property that is embodied in or covers such Fleetmatics Product where such Intellectual Property is licensed to the relevant Fleetmatics Entity, (ii) whether such Fleetmatics Product is used by or for any Fleetmatics Entity in providing any Application Service Provider (ASP) or similar services, and (iii) whether any Fleetmatics Entity distributes or uploads copies of or otherwise licenses out such Fleetmatics Product. Each of the Fleetmatics Entities has kept all source code for any Fleetmatics Product in or with respect to which any Fleetmatics Entity owns some or all of the Intellectual Property (collectively, “Proprietary Products”) in strict confidence, and, except as specified in Section 2.14(h) of the Disclosure Schedule, has not disclosed (or agreed to disclose, whether or not the obligation to disclose is subject to the satisfaction of any conditions) any such source code to any person other than employees of a Fleetmatics Entity who require such access in connection with their performance of their duties to such Fleetmatics Entity.

(i) There are no contracts, licenses or agreements between any Fleetmatics Entity and any third party wherein or whereby such Fleetmatics Entity has assumed any obligation or duty or agreed to indemnify or hold harmless or otherwise assume or incur any obligation or liability of such third party with respect to any claims of any other third party relating to Intellectual Property.

(j) To the knowledge of the Company, Section 2.14(j) of the Disclosure Schedule sets forth all material bugs, errors or technical problems relating to any of the Fleetmatics Products. The Fleetmatics Entities have taken all commercially reasonable actions necessary to document all Proprietary Products, including any source code and documentation, in a clear manner in accordance with industry standards so that they may be understood, modified and maintained in an efficient manner and without undue effort by reasonably competent programmers.

Schedule 3-11

(k) Other than as set forth in Section 2.14(k) of the Disclosure Schedule, no Open Source Software (i) is used in connection with the development of any Proprietary Products, (ii) was or is incorporated in whole or in part into or otherwise forms any part of any Proprietary Product, or (iii) has been distributed in whole or in part in conjunction with any Proprietary Product or any service provided by any Fleetmatics Entity. For the purposes of this Section 2.14(k), “Open Source Software” means any software that is licensed under or covered by terms that require source code to be made available to subsequent licensees or sublicensees, including, for example, the Artistic License, the Mozilla Public License, the GPL and the LGPL, and any other license designated as an open source license by the Open Source Initiative.

2.15 Data Protection. Each of the Fleetmatics Entities has complied in all material respects with the provisions of the Data Protection Acts 1988 and 2003, has established procedures to ensure continued compliance therewith and has not received any notice, allegation or claim, nor is the Company aware of any circumstances likely to give rise to such notice, allegation or claim being served on any of the Fleetmatics Entities, pursuant to the said Acts.

2.16 Receivables. All Receivables reflected on the Balance Sheet or on the Interim Balance Sheet represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business and the Company has no reason to believe that they are not collectable in full in the amounts net of any reserves shown on such balance sheets (unless collected prior to Completion). There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Receivables related to the amount or validity of such Receivable.

2.17 Taxes.

(a) Except as set forth in Section 2.17 of the Disclosure Schedule, the Company and the Fleetmatics Entities have accurately prepared and timely filed all Tax Returns they are required to have filed, taking timely requested extensions into account, and provided all information required to be provided by them in connection with filing such Tax Returns. Such Tax Returns are accurate, complete and correct in all material respects and do not contain a disclosure statement as to the tax treatment of any item for purposes of avoiding a penalty. The Company and the Fleetmatics Entities have complied in all material respects with all rules relating to maintenance of records with respect to Tax-related matters.

(b) The Company and the Fleetmatics Entities have timely withheld and paid all Taxes that were required to have been withheld or have become due or payable, respectively, (whether or not shown on any Tax Return) and have adequately reserved in the Balance Sheet for all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable as of the Balance Sheet Date. The Fleetmatics Entities have remedied any late payment of Taxes such that none of the Fleetmatics Entities has at the date hereof any liabilities for such late payment, including any obligation to pay any penalties or interest associated with any such late payment. The Company and the Fleetmatics Entities have complied in all material respects with any applicable requirements that they withhold and pay within the statutory time limit to the relevant Governmental Authority any Tax that is required to be withheld and paid over to a Governmental Authority.

Schedule 3-12

(c) No claim has been made in writing to the Company or any of the Fleetmatics Entities by any taxing authority in any jurisdiction where the Company or any of the Fleetmatics Entities does not file Tax Returns that it is or may be subject to Tax by that jurisdiction and the Company has no knowledge that any such claim is being contemplated.

(d) No extensions or waivers of statutes of limitations still in effect with respect to the Tax Returns have been given by or requested from the Company or any of the Fleetmatics Entities.

(e) No power of attorney still in effect has been granted by the Company or any of the Fleetmatics Entities with respect to any matter relating to Taxes.

(f) No written claim for assessment or collection of Taxes is presently being asserted against the Company or any of the Fleetmatics Entities, and neither the Company nor any of the Fleetmatics Entities has been notified that there has been or is presently any pending audit examination, refund claim, litigation, proceeding, proposed adjustment or matter in controversy with respect to any Taxes of or with respect to the Company or any of the Fleetmatics Entities, and the Company has no knowledge that any such action or proceeding is being contemplated.

(g) All deficiencies asserted or assessments made against the Company and the Fleetmatics Entities as a result of any examinations by any taxing authority have been fully paid or finally settled.

(h) There are no liens or charges for Taxes (other than for current Taxes not yet due and payable) upon the assets or shares of the Company or any of the Fleetmatics Entities.

(i) Except as set forth in Section 2.17 of the Disclosure Schedule, the Company and the Fleetmatics Entities are not parties to or bound by any tax indemnity, tax sharing or tax allocation agreement.

(j) The Company and the Fleetmatics Entities are not parties to or bound by any closing agreement, offer in compromise or other agreement with any taxing authority.

(k) The Company and the Fleetmatics Entities have never been members of an affiliated, combined, consolidated or unitary group for Tax purposes, other than the group of which the Company is the common parent.

(l) Neither the Company nor any of the Fleetmatics Entities has participated in an international boycott within the meaning of Section 999 of the Code.

(m) The Company and the Fleetmatics Entities have not taken action that could defer a liability for Taxes of the Company and the Fleetmatics Entities from any taxable period ending on or before the Completion Date to any taxable period ending after such date. There is no taxable income of the Company or the Fleetmatics Entities that is required under

Schedule 3-13

applicable Tax law to be reported by the Company and the Fleetmatics Entities for a taxable period beginning after the Completion Date which taxable income was realized (and reflects economic income arising) prior to the Completion Date or relates to a transaction that occurred prior to the Completion Date.

(n) Section 2.17(n) of the Disclosure Schedule sets forth all jurisdictions in which the Company and each of the Fleetmatics Entities are resident for tax purposes, are subject to tax, are engaged in business or have a permanent establishment. The Company and each of the Fleetmatics Entities are resident for tax purposes in the respective countries in which they were incorporated.

(o) The provisions for Taxes currently payable on the Interim Balance Sheet are at least equal, as of the date thereof, to all unpaid Taxes of the Company and the Fleetmatics Entities as of the Balance Sheet date whether or not disputed. The Company and the Fleetmatics Entities have and will have no accrued liability for Taxes in respect of taxable periods or portions thereof following the date of the Balance Sheet and ending on or before the Completion Date other than Taxes incurred in the ordinary course of business.

(p) Neither the Company nor any of the Fleetmatics Entities is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code, and neither the Company nor any of the Fleetmatics Entities is a shareholder, directly or indirectly, in a passive foreign investment company. Neither the Company nor any of the Fleetmatics Entities (i) is, or at any time has been, engaged in the conduct of a trade or business within the United States, (ii) is or has been subject to Tax in the United States or a jurisdiction other than the jurisdiction in which it is organized, (iii) has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code; (iv) has or has had any “subpart F income” as defined in Section 952 of the Code, or (v) is or has been a “controlled foreign corporation” as defined in the Code.

(q) Except as set forth in Section 2.17 of the Disclosure Schedule, there is currently no limitation on the utilization of Tax attributes of the Company (including net operating losses or built-in losses)

(r) None of the Company nor any of the Fleetmatics Entities have made an election to be treated as a disregarded entity or a pass-through entity for United States federal income tax purposes.

(s) Neither the Company nor any of the Fleetmatics Entities have entered into, been a party to or otherwise involved in any scheme or arrangement designed partly or wholly for the purpose of avoiding Taxation.

(t) Since the Balance Sheet date: (A) the accounting period of neither the Company nor any of the Fleetmatics Entities has ended or could be treated as having ended; (B) neither the Company nor any of the Fleetmatics Entities has made a disposal or acquisition of any asset or made or received a supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or

Schedule 3-14

supply was different than the consideration which could be deemed to have been received for Tax purposes; (C) no act, transaction, event, occurrence or omission has been effected or tolerated which will or may give rise to a liability to Taxation for either the Company or any of the Fleetmatics Entities where such liability would be computed by reference to deemed income, profits or gains or which will or may give rise to a liability to Taxation on either the Company or any of the Fleetmatics Entities where such liability is directly or primarily chargeable against or attributable to some other person; and (D) neither the Company nor any of the Fleetmatics Entities has made any payment or become obliged to make any payment which will not be deductible against taxable income.

(u) The Company and the Fleetmatics Entities have duly and properly submitted to the relevant tax authority all claims, notices elections, amendments to claims, withdrawals of claims and disclaimers which are required by law and, or which have been assumed to have been made for the purposes of the statutory accounts of the Company and the Fleetmatics Entities including the Balance Sheet.

(v) The Company and the Fleetmatics Entities have kept sufficient and proper records and supporting documentation relating to past events, including any claims or elections made to calculate the Tax liability or relief which would arise on any disposal or on the realization of any asset owned by the Company and the Fleetmatics Entities on the Completion Date.

(w) The amount of any Tax liability of each of the Company and the Fleetmatics Entities has not depended to any extent on any arrangement or concession (in either case whether formal or informal) with any tax authority.

(x) No transaction has been effected by the Company or the Fleetmatics Entities in respect of which any consent, clearance or approval from any tax authority was required and which consent, clearance or approval (as the case may be) was not obtained.

(y) The Company and the Fleetmatics Entities are separately registered and taxable person for the purposes of applicable VAT.

(z) Neither the Company nor any of the Fleetmatics Entities have been treated as a member of a group for VAT purposes, other than as part of the Company’s group.

(aa) Neither the Company nor any of the Fleetmatics Entities have applied to waive an exemption from VAT (or has been treated as obtaining such a waiver) in relation to any land or other immovable goods.

(bb) Every document in the possession of or under the control of the Company or any of the Fleetmatics Entities and which affords any right or rights to the Company or any of the Fleetmatics Entities has been duly and properly stamped and neither the Company nor any of the Fleetmatics Entities has any outstanding or contingent liability for stamp duty or interest or penalties relating to stamp duty or capital duty.

Schedule 3-15

(cc) Neither the Company nor any of the Fleetmatics Entities has been involved in any transaction involving any instrument in relation to which a claim for exemption from stamp duty or capital duty was made.

(dd) The entering into and implementing of this Agreement will not give rise to a charge to Tax for either the Company or any of the Fleetmatics Entities or a clawback of any relief or exemption from Tax previously obtained by either the Company or any of the Fleetmatics Entities.

(ee) The entering into and implementing of the Restructuring will not give rise to a charge to Tax for either the Company or any of the Fleetmatics Entities.

(ff) The issued shares in the capital of the Company are not shares which derive their value or the greater part of their value directly or indirectly from assets specified in paragraph (a), (b) or (c) of section 980 TCA.

2.18 Environmental Matters.

(a) Each of the Fleetmatics Entities is and has been in compliance with all applicable Environmental Laws in connection with the conduct or operation of the Business and the ownership or use of their assets. None of the Fleetmatics Entities nor any of its executive officers has received during the past five (5) years, nor, to the Company’s knowledge, is there any basis for, any communication or complaint from a Governmental Authority or other Person alleging that any of the Fleetmatics Entities has any liability under any such Environmental Law or is not in compliance with any such Environmental Law.

(b) Each of the Fleetmatics Entities holds all Environmental Permits, and is and has been in compliance therewith.

(c) For purposes of this Agreement:

“Environmental Laws” means: any Laws of any Governmental Authority relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“Environmental Permits” means all Permits under any Environmental Law.

“Hazardous Substances” any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

2.19 Material Contracts.

(a) Other than with respect to the Merger Agreement and the Credit Agreement, or except as set forth in Section 2.19(a) of the Disclosure Schedule, there are no Contracts of the Fleetmatics Entities of the following nature (such Contracts as are required to be set forth in Section 2.19(a) of the Disclosure Schedule being “Material Contracts”):

(i) any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting or advertising Contract;

Schedule 3-16

(ii) any Contract for the purchase or delivery of goods, or performance of services, to the Fleetmatics Entities in excess of $500,000 per annum;

(iii) any Contract relating to or evidencing indebtedness of the Fleetmatics Entities, including mortgages, other grants of security interests, guarantees or notes;

(iv) any Contract with any Governmental Authority that involves future payments or receipts in excess of $50,000 per annum;

(v) any Contract with any Related Party of any of the Fleetmatics Entities;

(vi) any employment or consulting Contract that involves an aggregate future or potential liability in excess of $150,000;

(vii) any Contract that limits, or purports to limit, the ability of any of the Fleetmatics Entities to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of any of the Fleetmatics Entities or the Business to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;

(viii) any Contract that requires a consent to or otherwise contains a provision relating to a “change of control”, or that would prohibit or delay the consummation of the transactions contemplated by this Agreement;

(ix) any Contract pursuant to which any of the Fleetmatics Entities is the lessee or lessor of, or holds, uses, or makes available for use to any Person, (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $150,000;

(x) any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $150,000;

(xi) any Contract providing for indemnification to or from any Person with respect to liabilities relating to any of the Fleetmatics Entities, the Business or their assets;

(xii) any Contract relating in whole or in part to any Company Intellectual Property or any other Intellectual Property licensed to any of the Fleetmatics Entities (including any licenses or other agreements granting rights to use, duplicate, distribute or otherwise exploit any software, data, content or work of authorship) (“IP Agreements”), other

Schedule 3-17

than non-exclusive, standard, shrink-wrap licenses for off-the-shelf, commercially available business software in connection with which the aggregate license fees, royalties or other payments do not exceed $50,000;

(xiii) any joint venture or partnership, merger, asset or stock purchase or divestiture Contract;

(xiv) any Contract with any labor union or providing for benefits under any Benefit Arrangement;

(xv) any Contract relating to settlement of any administrative or judicial proceedings within the past five (5) years that involves any future payment obligation in excess of $50,000;

(xvi) any Contract that results in any Person holding a power of attorney that relates to any of the Fleetmatics Entities, the Business or their assets; and

(xvii) any other Contract, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $250,000 on an annual basis or in excess of $500,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Fleetmatics Entities without penalty or further payment and without more than 30 days’ notice or (C) is material to the business, operations, assets, financial condition, results of operations or prospects of the Fleetmatics Entities, taken as a whole.

(b) Each Material Contract is in full force and effect against the Fleetmatics Entities and, to the Company’s knowledge, the other Persons party thereto. None of the Fleetmatics Entities nor, to the knowledge of the Company, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor have any of the Fleetmatics Entities received any oral or written claim of any such breach, violation or default. The Company has delivered or made available to Holdings true and complete copies of all Material Contracts, including any amendments thereto.

2.20 Clients and Suppliers.

(a) Section 2.20(a) of the Disclosure Schedule sets forth a true and complete list of (i) the names of all clients of the Fleetmatics Entities with a billing for each such client of $50,000 or more during the 12 months ended June 30, 2010, (ii) the amount for which each such client was invoiced during such period and (iii) the percentage of the total sales of the Business represented by sales to each such customer during such period. None of the Fleetmatics Entities has received any oral or written notice or has any reason to believe that any of such clients (A) has ceased or substantially reduced, or may cease or substantially reduce, use of products or services or (B) has sought, or is seeking, to reduce the price it will pay for the products or services. None of such clients has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

Schedule 3-18

(b) Section 2.20(b) of the Disclosure Schedule sets forth a true and complete list of (i) all suppliers from which any of the Fleetmatics Entities ordered products or services with an aggregate purchase price for each such supplier of $100,000 or more during the 12 months ended June 30, 2010 and (ii) the amount for which each such supplier invoiced each of the Fleetmatics Entities during such period. None of the Fleetmatics Entities has received any oral or written notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any such supplier, or that any such supplier will not sell supplies or services to the Fleetmatics Entities at any time after Completion on terms and conditions substantially the same as those used in its current sales to the Fleetmatics Entities, subject to general and customary price increases. No such supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

2.21 Warranties. The Company has heretofore delivered to Holdings true and correct copies of all written warranties currently in effect covering the respective products and services of the Fleetmatics Entities. During the past three years, the aggregate warranty expenses experienced during any one year by the Business did not exceed $150,000, and the Company has no knowledge of any defect in any products or services offered by the Fleetmatics Entities that would give rise to a product liability or product warranty claim in excess of $150,000 after Completion.

2.22 Conduct of Business. Each of the Fleetmatics Entities has conducted and operated the Business only through the Fleetmatics Entities and not through any Affiliate of the Fleetmatics Entities or any other Person.

2.23 Affiliate Interests and Transactions.

(a) Other than as set forth in Section 2.23(a) of the Disclosure Schedule, no Related Party of any of the Fleetmatics Entities (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Business; (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) used in the Business; (iii) has or has had any business dealings or a financial interest in any transaction with the Business or with any of the Fleetmatics Entities or any of their assets or (iv) is or has been a Business Employee.

(b) Except as set forth in Section 2.23(b) of the Disclosure Schedule, there are no outstanding notes payable to, accounts receivable from or advances by any of the Fleetmatics Entities to any Related Party of the Fleetmatics Entities, and neither the Business nor any of the Fleetmatics Entities is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of the Fleetmatics Entities. Since the date of the Balance Sheet, none of the Fleetmatics Entities has incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of the Fleetmatics Entities, other than the transactions contemplated by this Agreement.

2.24 Insurance. Section 2.24 of the Disclosure Schedule sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other

Schedule 3-19

types of insurance maintained with respect to the Business and assets of the Fleetmatics Entities, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. No notice of cancellation, termination or reduction of coverage has been received with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $50,000. The activities and operations of the Business have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. To the Company’s knowledge, the consummation of the transactions contemplated by this Agreement will not cause a cancellation or reduction in the coverage of such policies.

2.25 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Fleetmatics Entities.

2.26 Anti-Money Laundering. None of the Fleetmatics Entities has violated the USA Patriot Act of 2001 or any other applicable anti-money laundering laws and regulations. None of the execution, delivery and performance of this Agreement or the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by any of the Fleetmatics Entities of any applicable anti-money laundering laws.

2.27 Foreign Corrupt Practices Act. None of the Fleetmatics Entities nor any of their Affiliates, directors, officers, agents or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any non-U.S. governmental political party or official thereof or candidate for non-U.S. governmental political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist any Fleetmatics Entity or any of their Affiliates to obtain or retain business for, or direct business to any Fleetmatics Entity or any of their Affiliates, as applicable. No Fleetmatics Entity nor any of their Affiliates has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

2.28 Disclosure. The financial forecast, projects or estimates contained in the Company’s operating budget attached to Section 2.28 of the Disclosure Schedule are honestly believed to be fair and reasonable, have not, to the knowledge of the Company, been disproved in the light of any events or circumstances which have arisen subsequent to the preparation of the operating budget up to the date of this Agreement and each of the executive officers of the Company believe that, as of the date of this Agreement, the said operating budget represents a reasonable plan in relation to the operating budget of the Business. The assumptions upon which the said operating budget has been prepared have been carefully considered and are honestly believed to be reasonable, having regard to the information available and to the market conditions prevailing at the time of its preparation in each case known to the Company.

Schedule 3-20

SCHEDULE 4

PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES

Name	Fleetmatics Group Limited

Date of Incorporation	28 October 2004

Country of Incorporation	Ireland

Registered Number	392886

Authorised capital	€1,084,574.75 divided into: 87,748,671 Ordinary Shares of €0.01 each 8,908,904 Series A Preferred Shares of €0.01375178 each 6,150,095 Series B Preferred Shares of €0.01375178 each

Issued Capital	16,624,501 Ordinary Shares of €0.01 each 8,908,904 Series A Preferred Shares of €0.01375178 each 6,150,095 Series B Preferred Shares of €0.01375178 each

Registered Office	Oyster Point Temple Road Blackrock Co. Dublin

Principal Place of Business	Oyster Point Temple Road Blackrock Co. Dublin

Directors	Bill Beamish, Bill McCabe, James Travers, Kenneth Mark Keating, Andrew Flett, Alex Guira, Abhishek Sud.

Secretary	MFD Secretaries Limited

Financial Year End	31 December

Last Accounts Filed	18 December 2009 for the year ended 31 December 2008

Annual Return Date	30 September 2010

Last Annual Return Filed	30 September 2009

Auditors	PriceWaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland

Name	FLEETMATICS IRL LIMITED

Date of Incorporation	28 October 2004

Country of Incorporation	Ireland

Schedule 4-1

Registered Number	392887

Authorised capital	€100,000 divided into: 100,000 Ordinary Shares of €1 each

Issued Capital	1 Ordinary Share of €1 each

Registered Office	Penthouse Suite Block C Cookstown Court Belgard Road Tallaght Dublin 24

Principal Place of Business	Penthouse Suite Block C Cookstown Court Belgard Road Tallaght Dublin 24

Directors	David Norton, Kenneth Mark Keating, Peter Mitchell Eric Murphy

Secretary	MFD Secretaries Limited

Financial Year End	31 December

Last Accounts Filed	18 December 2009

Annual Return Date	30 September 2010

Last Annual Return Filed	30 September 2009

Auditors	PriceWaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland

Name	FLEETMATICS PATENTS LIMITED

Date of Incorporation	22 December 2004

Country of Incorporation	Ireland

Registered Number	395704

Authorised capital	€100,000 divided into: 50,000 Ordinary Shares of €1 each 50,000 A Ordinary Shares of €1 each

Issued Capital	91 Ordinary Shares of €1 each; and 9 A Ordinary Shares of €1 each

Schedule 4-2

Registered Office	Oyster Point Temple Road Blackrock Co. Dublin

Principal Place of Business	Oyster Point Temple Road Blackrock Co. Dublin

Directors	Bill Beamish, Kenneth Mark Keating

Secretary	MFD Secretaries Limited

Financial Year End	31 December

Last Accounts Filed	18 December 2009

Annual Return Date	30 September 2010

Last Annual Return Filed	30 September 2009

Auditors	PriceWaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland

Name	FLEETMATICS (UK) LIMITED

Date of Incorporation	21 October 2004

Country of Incorporation	United Kingdom

Registered Number	5265904

Authorised capital	Stg£1,000 divided into: 1,000 Ordinary Shares of £1 each

Issued Capital	1 Ordinary Share

Registered Office	Unit 4, Beacontree Plaza, Gillette Way, Reading, Berkshire, RG2 0BS

Principal Place of Business	Unit 4, Beacontree Plaza, Gillette Way, Reading, Berkshire, RG2 0BS

Directors	John Goggin, Tony Arnold, Bill Beamish, Kenneth Mark Keating, David Norton

Secretary	David Norton

Schedule 4-3

Financial Year End	31 December

Last Accounts Filed	31 December 2008

Annual Return Date	21 October 2010

Last Annual Return Filed	21 October 2009

Auditors	PriceWaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland

Name	FLEETMATICS USA, INC.

Date of Incorporation	22 October 2004

Country of Incorporation	USA

Registered Number	20-1799583

Authorised capital	N/A

Issued Capital	100 shares

Registered Office	49 Walnut Park, Building 2, Wellesley, MA 02481, USA

Principal Place of Business	Wellesley, MA

Directors	Jim Travers Albert Vasile Vincent Chippari

Secretary	Albert Vasile

Financial Year End	31 December

Last Accounts Filed	N/A

Annual Return Date	N/A

Last Annual Return Filed	N/A

Auditors	PriceWaterhouseCoopers, 125 High Street, Boston, MA 02110, USA

Name	FLEETMATICS USA GROUP HOLDINGS, INC.

Date of Incorporation	26 July 2010

Schedule 4-4

Country of Incorporation	USA

Registered Number	4852499

Authorised capital	10,000 shares of $0.1 par value common stock

Issued Capital

Registered Office	1209 Orange Street Wilmington, DE 19801

Principal Place of Business	Wellesley, MA

Directors	Jim Travers Vincent Chippari

Secretary	Vincent Chippari

Financial Year End	31 December

Last Accounts Filed	N/A

Annual Return Date	N/A

Last Annual Return Filed	N/A

Auditors	PriceWaterhouseCoopers, 125 High Street, Boston, MA 02110, USA

Name	ARCHON MERGER CORPORATION.

Date of Incorporation	29 June 2010

Country of Incorporation	USA

Registered Number	4842382

Authorised capital	10,000 shares of $0.01 par value common stock

Issued Capital

Registered Office	1209 Orange Street Wilmington, DE 19801

Principal Place of Business	Wellesley, MA

Directors	Jim Travers Vincent Chippari

Schedule 4-5

Secretary	Vincent Chippari

Financial Year End	31 December

Last Accounts Filed	N/A

Annual Return Date	N/A

Last Annual Return Filed	N/A

Auditors	PriceWaterhouseCoopers, 125 High Street, Boston, MA 02110, USA

Schedule 4-6

SCHEDULE 5

DIRECTORS

As of the date of this Agreement

Name	Address

Bill Beamish	Palo Alto, Ballybride, Rathmichael, Co Dublin

Bill McCabe	Lisna Carraig, Brighton Road, Foxrock, Co Dublin

Ken Keating	Acorns, 45 Castlepark Road, Dalkey, Co Dublin

James Travers	1014 Kettering Place, Alpharetta, GA 30022, USA

Andrew Flett	280 Park Avenue, 36th Floor, New York, NY 10017, USA

Alex Guira	280 Park Avenue, 36th Floor, New York, NY 10017, USA

Abhishek Sud	280 Park Avenue, 36th Floor, New York, NY 10017, USA

Satyan Malholtra	745 Fifth Avenue, 28th Floor, New York, NY 10151, USA

As of the Completion Date

Name	Address

Bill Beamish	Palo Alto, Ballybride, Rathmichael, Co Dublin

Satyan Malholtra	745 Fifth Avenue, 28th Floor, New York, NY 10151, USA

Sandy Miller	3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, CA 94025, USA

James Travers	1014 Kettering Place, Alpharetta, GA 30022, USA

Andrew Flett	280 Park Avenue, 36th Floor, New York, NY 10017, USA

Alex Guira	280 Park Avenue, 36th Floor, New York, NY 10017, USA

Abhishek Sud	280 Park Avenue, 36th Floor, New York, NY 10017, USA

Schedule 5-1

SCHEDULE 6

DEED OF ADHERENCE

By this Deed of Adherence I/WE [	]

of [	]

[having my address/our registered office at] [	]

intending to become a shareholder of Fleetmatics Group Limited (the “Company”) in respect of [number and class of shares] in the capital of the Company (the “Shares”) hereby agree[s] with the Company and each of its shareholders to comply with and to be bound by all of the provisions of a certain Subscription, Share Purchase and Shareholders Agreement dated November 19, 2010 and made between (1) Fleetmatics Investor Holdings, L.P., (2) Moviltec Limited, (3) Websoft Limited (4) Fleetmatics Group Limited and (5) others (the “Agreement”) (a copy of which has been delivered to me/us and which I/we have initialed and attached hereto for identification) in all respects as if I/we was/were a party/parties to such Agreement and named therein as a party/parties thereto of the same part/parts as the proposing transferor [name]of the Shares.

In witness whereof I/we have executed this Deed under seal on the [    ] day of [            ] 20[    ].

SIGNED SEALED AND DELIVERED
by in the presence of:

OR

Present when the Common Seal of [ ] Limited was affixed hereto:

Director

Director/Secretary

Schedule 6-1

SCHEDULE 7

PRE/POST CAPITALISATION TABLE

At signing

Legal Owner	Beneficial Owner	Ordinary Shares Held	Series A Preferred Held	Series B Preferred Held
Websoft	Websoft	8,991,751
Moviltec	Chris Lee	1,185,990
Moviltec	Dan Foley	985,990
Moviltec	John Goggin	985,990
Moviltec	Ken Keating	835,990
Moviltec	Jim Keating	322,158
Moviltec	Jason Keating	96,647
Moviltec	Gillian Keating	96,647
Moviltec	Caroline Keating	96,647
Moviltec	Amy Keating	96,647
Moviltec	Dermot Walsh	274,732
Moviltec	Sheena Walsh	337,366
Moviltec	Michael O’Leary	612,098
Moviltec	Andrew Nesbitt	612,098
Ken Keating	Ken Keating	100,000
Eric Murphy	Eric Murphy	68,750
Joseph Fitzgerald	Joseph Fitzgerald	7,500
Albert Vasile	Albert Vasile	7,500
James Travers	James Travers	700,000
Laine Monaldo	Laine Monaldo	3,750
Peter Mitchell	Peter Mitchell	206,250
Fleetmatics Investor Holdings, L.P.	Fleetmatics Investor Holdings, L.P.		8,908,904	6,150,095

Total issued shares		16,624,501	8,908,904	6,150,095

Certain Options granted but not exercised:
John Goggin		200,000
Dan Foley		200,000
Bill Beamish		200,000
Ken Keating		100,000
Tony Arnold		100,000
Peter Mitchell		68,750
Eric Murphy		42,500
Other Options granted but not exercised		1,543,906
Spare Option Pool		2,271,898

Schedule 7-1

At Completion

Legal Owner	Beneficial Owner	Ordinary Shares Held	Series A Preferred Held	Series B Preferred Held	Series C Preferred Held	Deferred Held
Dan Foley	Dan Foley	685,990
John Goggin	John Goggin	685,990
Joseph Fitzgerald	Joseph Fitzgerald	7,500
Albert Vasile	Albert Vasile	7,500
James Travers	James Travers	700,000
Laine Monaldo	Laine Monaldo	3,750
Peter Mitchell	Peter Mitchell	155,000

Fleetmatics Investor Holdings, L.P.		0	8,908,904	6,150,095	19,575,735	2,230,330

Total issued shares		2,245,730	8,908,904	6,150,095	19,575,735	2,230,330

Options granted but not exercised		940,156
Spare Option Pool		2,875,648

Schedule 7-2

SCHEDULE 8

MANAGEMENT SERVICES AGREEMENT

See attached.

Schedule 8-1

See Exhibit 10.4

IN WITNESS whereof this Agreement has been entered into the day and year first before written:

Fleetmatics Investor Holdings, L.P.,
a Cayman Islands exempted limited partnership

By: ITV Limited, as General Partner of Investcorp
Technology Fund III Limited Partnership, its General Partner

By	/s/ Ayman Al-Arrayed
Name:	Ayman Al-Arrayed
Title:	Director

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said CHRIS LEE in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said DAN FOLEY in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said JOHN GOGGIN in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said JIM KEATING in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said JASON KEATING in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by her lawful attorney
by the said GILLIAN KEATING in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by her lawful attorney
by the said CAROLINE KEATING in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by her lawful attorney
by the said AMY KEATING in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said DERMOT WALSH in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by her lawful attorney
by the said SHEENA WALSH in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said MICHAEL O’LEARY in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said ANDREW NESBITT in the	)	Kenneth Keating
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by the said KEN KEATING in the	)
presence of:	)	/s/ Kenneth Keating

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by KENNETH KEATING	)
as the duly authorized attorney	)
on behalf of MOVILTEC LIMITED	)	/s/ Kenneth Keating
in the	)
presence of:	)

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by MARTIN SCULLY	)
as the duly authorized attorney	)
on behalf of WEBSOFT LIMITED	)	/s/ Martin Scully
in the	)
presence of:	)

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said ERIC MURPHY in the	)	Martin Scully
presence of:	)	/s/ Martin Scully

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said PETER MITCHELL in the	)	Martin Scully
presence of:	)	/s/ Martin Scully

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)	by his lawful attorney
by the said TONY ARNOLD in the	)	Martin Scully
presence of:	)	/s/ Martin Scully

Witness Signature:	/s/ Laura Kelly

Name:	Laura Kelly

Witness Address:

Witness Name:

Signature Page to Subscription, Share Purchase and Shareholders Agreement

THE COMMON SEAL OF	)
FLEETMATICS GROUP LIMITED was	)
hereunto affixed in the	)
presence of:	)

Laura Kelly	Director /s/ Ken Keating

Director/Secretary /s/ David Maughan

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by JAMES TRAVERS	)
as the duly authorized attorney	)	/s/ James Travers
on behalf of ALBERT VASILE in the	)
presence of:	)

Witness Signature:	/s/ Susan Travers

Name:	James Travers
Witness Address:
Witness Name:	Susan Travers

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by JAMES TRAVERS	)
as the duly authorized attorney	)	/s/ James Travers
on behalf of LAINE MONALDO in the	)
presence of:	)

Witness Signature:	/s/ Susan Travers

Name:	James Travers
Witness Address:
Witness Name:	Susan Travers

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by JAMES TRAVERS	)
as the duly authorized attorney	)	/s/ James Travers
on behalf of JOSEPH FITZGERALD in the	)
presence of:	)

Witness Signature:	/s/ Susan Travers

Name:	James Travers
Witness Address:
Witness Name:	Susan Travers

Signature Page to Subscription, Share Purchase and Shareholders Agreement

SIGNED, SEALED AND DELIVERED	)
by the said JAMES TRAVERS in the	)	/s/ James Travers
presence of:	)

Witness Signature:	/s/ Susan Travers

Name:	James Travers
Witness Address:
Witness Name:	Susan Travers

Signature Page to Subscription, Share Purchase and Shareholders Agreement